Exhibit 4.35
Prepared by and Return to:
Mary T. Tomich, Esq.
Dilworth Paxson LLP
1500 Market Street
Suite 3500E
Philadelphia, PA 19102
215-575-7000
FORTY-SIXTH SUPPLEMENTAL
INDENTURE
DATED AS OF OCTOBER 15, 2010
TO
INDENTURE OF MORTGAGE
DATED AS OF JANUARY 1, 1941
AQUA PENNSYLVANIA, INC.
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A.

THIS FORTY-SIXTH SUPPLEMENTAL INDENTURE dated as of October 15, 2010, by and between AQUA PENNSYLVANIA, INC. (f/k/a Pennsylvania Suburban Water Company), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”) as successor by merger to the Philadelphia Suburban Water Company (the “Original Company”), party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., a national banking association (the “Trustee”), party of the second part.
WHEREAS, the Original Company heretofore duly executed and delivered to The Pennsylvania Company for Insurances on Lives and Granting Annuities, as trustee, an Indenture of Mortgage dated as of January 1, 1941 (the “Original Indenture”), which by reference is hereby made a part hereof, and in and by the Original Indenture the Original Company conveyed and mortgaged to such trustee certain property therein described, to secure the payment of its bonds to be generally known as its “First Mortgage Bonds” and to be issued under the Original Indenture in one or more series as therein provided; and
WHEREAS, through a series of mergers, changes of names and successions, The Bank of New York Mellon Trust Company, N. A. became the successor trustee; such mergers, changes of name and successions not involving any change in the title, powers, rights or duties of the trustee, as trustee under the Original Indenture as supplemented at the respective dates thereof; and
WHEREAS, the Original Company duly executed and delivered to the Trustee thirty-four supplemental indentures supplemental to the Original Indenture, and the Company duly executed and delivered to the Trustee eight supplemental indentures to the Original Indenture so as to subject certain additional property to the lien of the Original Indenture and to provide for the creation of additional series of bonds; and
WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated December 20, 2001, and effective on January 1, 2002, the Original Company agreed to merge, in conjunction with its affiliated corporations, Consumers Pennsylvania Water Company — Shenango Valley Division, Consumers Pennsylvania Water Company — Roaring Creek Division, Consumers Pennsylvania Water Company — Susquehanna Division, Waymart Water Company, Fawn Lake Forrest Water Company, Western Utilities, Inc., and Northeastern Utilities, Inc. (such affiliates referred to hereinafter as the “Merging Entities”) with and into the Company; and
WHEREAS, pursuant to the Thirty-Fifth Supplemental Indenture dated as of January 1, 2002 (the “Thirty-Fifth Supplemental Indenture”), the Company agreed to assume the obligations of the Original Company under the Original Indenture and all supplements thereto; and

WHEREAS, the Company and its predecessor have issued under the Original Indenture, as supplemented at the respective dates of issue, fifty-seven series of First Mortgage Bonds designated, respectively, as set forth in the following table, the Original or Supplemental Indenture creating each series and the principal amount of bonds thereof issued being indicated opposite the designation of such series:

Designation	Indenture	Amount

3 1/4% Series due 1971	Original	$16,375,000
9 5/8% Series due 1975	Thirteenth Supplemental	10,000,000
9.15% Series due 1977	Fourteenth Supplemental	10,000,000
3% Series due 1978	First Supplemental	2,000,000
3 3/8% Series due 1982	Second Supplemental	4,000,000
3.90% Series due 1983	Third Supplemental	5,000,000
3 1/2% Series due 1986	Fourth Supplemental	6,000,000
4 1/2% Series due 1987	Fifth Supplemental	4,000,000
4 1/8% Series due 1988	Sixth Supplemental	4,000,000
5% Series due 1989	Seventh Supplemental	4,000,000
4 5/8% Series due 1991	Eighth Supplemental	3,000,000
4.70% Series due 1992	Ninth Supplemental	3,000,000
6 7/8% Series due 1993	Twelfth Supplemental	4,500,000
4.55% Series due 1994	Tenth Supplemental	4,000,000
10 1/8% Series due 1995	Sixteenth Supplemental	10,000,000
5 1/2% Series due 1996	Eleventh Supplemental	4,000,000
7 7/8% Series due 1997	Fifteenth Supplemental	5,000,000
8.44% Series due 1997	Twenty-Third Supplemental	12,000,000
9.20% Series due 2001	Seventeenth Supplemental	7,000,000
8.40% Series due 2002	Eighteenth Supplemental	10,000,000
5.95% Series due 2002	Twenty-Seventh Supplemental	4,000,000
12.45% Series due 2003	Twentieth Supplemental	10,000,000
13% Series due 2005	Twenty-First Supplemental	8,000,000
10.65% Series due 2006	Twenty-Second Supplemental	10,000,000
9.89% Series due 2008	Twenty-Fourth Supplemental	5,000,000
7.15% Series due 2008	Twenty-Eighth Supplemental	22,000,000
9.12% Series due 2010	Twenty-Fifth Supplemental	20,000,000
8 7/8% Series due 2010	Nineteenth Supplemental	8,000,000
6.50% Series due 2010	Twenty-Seventh Supplemental	3,200,000
9.17% Series due 2011	Twenty-Sixth Supplemental	5,000,000
9.93% Series due 2013	Twenty-Fourth Supplemental	5,000,000
9.97% Series due 2018	Twenty-Fourth Supplemental	5,000,000
9.17% Series due 2021	Twenty-Sixth Supplemental	8,000,000
9.29% Series due 2026	Twenty-Sixth Supplemental	12,000,000
1995 Medium Term Note Series	Twenty-Ninth Supplemental	77,000,000
6.35% Series due 2025	Thirtieth Supplemental	22,000,000
1997 Medium Term Note Series	Thirty-First Supplemental	65,000,000
6.75% Subseries A due 2007	10,000,000
6.30% Subseries B due 2002	10,000,000
6.14% Subseries C due 2008	10,000,000

Designation	Indenture	Amount

5.80% Subseries D due 2003	10,000,000
5.85% Subseries E due 2004	10,000,000
6.00% Subseries F due 2004	15,000,000
6.00% Series due 2029	Thirty-Second Supplemental	25,000,000
1999 Medium Term Note Series	Thirty-Third Supplemental	222,334,480
7.40% Subseries A due 2005	15,000,000
7.40% Subseries B due 2005	11,000,000
6.21% Subseries C due 2011	15,000,000
9.53% Subseries D due 2019	4,000,000
6.375% Subseries E due 2023	14,000,000
8.26% Subseries F due 2022	1,500,000
9.50% Subseries G due 2006	1,440,000
9.22% Subseries H due 2019	2,534,480
8.32% Subseries I due 2022	3,500,000
8.14% Subseries J due 2025	4,000,000
6.00% Subseries K due 2030	18,360,000
5.93% Subseries L due 2012	25,000,000
2.65% Subseries M due 2006	5,000,000
3.461% Subseries N due 2007	12,000,000
5.08% Subseries O due 2015	20,000,000
5.17% Subseries P due 2017	7,000,000
5.751% Subseries Q due 2019	15,000,000
5.751% Subseries R due 2019	5,000,000
6.06% Subseries S due 2027	15,000,000
6.06% Subseries T due 2027	5,000,000
5.98% Subseries U due 2028	3,000,000
5.35% Series due 2031	Thirty-Fourth Supplemental	30,000,000
5.55% Series due 2032	Thirty-Sixth Supplemental	25,000,000
3.75% Series due 2010	Thirty-Seventh Supplemental	3,200,000
5.15% Series due 2032	Thirty Seventh Supplemental	25,000,000
5.05% Series due 2039	Thirty-Eighth Supplemental	14,000,000
5.00% Series due 2036	Thirty-Ninth Supplemental	21,770,000
5.00% Series due 2037	Thirty-Ninth Supplemental	24,165,000
5.00% Series due 2038	Thirty-Ninth Supplemental	25,375,000
5.00% Series due 2035	Fortieth Supplemental	24,675,000
5.00% Series due 2040	Forty-first Supplemental	23,915,000
5.00% Series due 2041	Forty-first Supplemental	23,915,000
5.25% Series due 2042	Forty-second Supplemental	24,830,000
5.25% Series due 2043	Forty-second Supplemental	24,830,000
6.25% Series due 2017	Forty-third Supplemental	9,000,000
6.75% Series due 2018	Forty-third Supplemental	13,000,000
5.00% Series due 2039	Forty-fourth Supplemental	58,000,000
5.00% Series due 2040	Forty-fifth Supplemental	62,165,000
4.75% Series due 2040	Forty-fifth Supplemental	12,520,000

WHEREAS, the bonds of each of said series that are presently outstanding are listed on Exhibit A attached hereto and made a part hereof; and
WHEREAS, in order to secure the lien of the Original Indenture on the properties of the Original Company and the Company, the Original Indenture and the first forty-five supplemental indentures supplemental to the Original Indenture were duly recorded in the Commonwealth of Pennsylvania on the dates and in the office for the Recording of Deeds for the counties and in the Mortgage Books at the pages indicated in Exhibit B hereto; and
WHEREAS, the lien of the Original Indenture, as supplemented, has been perfected as a security interest under the Pennsylvania Uniform Commercial Code by filing a financing statement in the office of the Secretary of the Commonwealth; and
WHEREAS, the Delaware County Industrial Development Authority previously issued its Water Facilities Revenue Bonds (Philadelphia Suburban Water Company Project) Series of 1999 in the aggregate principal amount of $25,000,000, all of which are currently outstanding (the “1999 Bonds”), to finance the construction of certain facilities on behalf of the Company;
WHEREAS, the Mercer County Industrial Development Authority previously issued its Water Facilities Revenue Bonds, Series of 2000 (Consumers Pennsylvania Water Company—Shenango Valley Division Project) in the aggregate principal amount of $18,360,000, all of which are currently outstanding (the “2000 Bonds” and, together with the 1999 Bonds, the “Prior Bonds”), to finance the construction of certain facilities on behalf of the Company;
WHEREAS, the Company previously issued its 6.00% Subseries K due 2030 to secure the obligations of the Company with respect to the 2000 Bonds; and
WHEREAS, the Company previously issued its 6.00% Series due 2029 to secure the obligation of the Company with respect to the 1999 Bonds; and
WHEREAS, the Company proposes to create under the Original Indenture, as supplemented by this Forty-sixth Supplemental Indenture, four series of bonds to be designated (i) “First Mortgage Bond, 5.00% Series due 2033” (herein referred to as the “5.00% Series due 2033”) to be limited in aggregate principal amount to $25,910,000, to bear interest at the rate of 5.00% per annum, and to mature on December 1, 2033, (ii) “First Mortgage Bond, 5.00% Series due 2034” (herein referred to as the “5.00% Series due 2034”) to be limited in aggregate principal amount to $19,270,000, to bear interest at the rate of 5.00% per annum, and to mature on December 1, 2034, (iii) “First Mortgage Bond, 4.50% Series due 2042” (herein referred to as the “4.50% Series due 2042”), to be limited in aggregate principal amount to $15,000,000, to bear interest at the rate of 4.50% per annum, and to mature on December 1, 2042, and (iv) “First Mortgage Bond, 5.00% Series due 2043” (herein referred to as the “5.00% Series due 2043”) to be limited in aggregate principal amount to $81,205,000, to bear interest at the rate of 5.00% per annum, and to mature on December 1, 2043 (5.00% Series due 2033, 5.00% Series due 2034, 4.50% Series due 2042 and 5.00% Series due 2043 are collectively referred to as the “Bonds”), each such series to be issued only as registered bonds without coupons and to be dated the date of delivery thereof; and

WHEREAS, in order to finance (i) the costs of numerous acquisitions, constructions, modifications, expansions, installations and replacements of the Company’s water distribution, treatment and related operating systems located in the Counties of Bucks, Chester, Delaware, Mercer, Montgomery and Warren in Pennsylvania and that are part of the Company’s system for the distribution of water to its customers and related financing costs, which are to be financed under a Financing Agreement dated as of October 15, 2010 (the “Financing Agreement”) between the Company and the Pennsylvania Economic Development Financing Authority, a Pennsylvania body politic and corporate (the “Authority”) and which are described in Exhibit A to the Financing Agreement (which facilities, less any deletions therefrom and together with any additions, improvements and modifications thereto and substitutions therefore made in accordance with the provisions of the Financing Agreement are referred to as the “Facilities”), and (ii) the refunding of the Prior Bonds, the Company has requested the Authority issue two new series of bonds to be known as the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series A of 2010 in the aggregate principal amount of $45,180,000 (the “Authority Refunding Bonds”), and Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project, Series B of 2010 in the aggregate principal amount of $96,205,000 (the “Authority Construction Bonds” and, together with the Authority Refunding Bonds, the “Authority Bonds”); and
WHEREAS, the Company proposes to issue the Bonds under the provisions of Article IV of the Original Indenture, and will comply with the provisions thereof as well as with other provisions of the Original Indenture and indentures supplemental thereto in connection with the issuance of additional bonds so that it will be entitled to procure the authentication and delivery of the Bonds; and
WHEREAS, the Authority Bonds are to be issued under a Trust Indenture, dated as of October 15, 2010 (the “Authority Indenture”), between the Authority and U.S. Bank National Association, as trustee (the “Authority Trustee”); and
WHEREAS, the proceeds of the Authority Bonds are to be loaned to the Company pursuant to the terms of the Financing Agreement and the Bonds are to be issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority an amount equal to the principal of, redemption premium, if any, and interest on the Authority Bonds pursuant to the Financing Agreement; and
WHEREAS, the right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments are to be assigned by the Authority to the Authority Trustee, and the Bonds are to be delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee of the Authority, as security for the payment of the principal of, redemption premium, if any, and interest on, the Authority Bonds; and

WHEREAS, Article XVIII of the Original Indenture provides that the Company, when authorized by resolution of its Board of Directors, may with the Trustee enter into an indenture supplemental to the Original Indenture, which thereafter shall form a part of the Original Indenture, for the purposes, inter alia, of subjecting to the lien of the Original Indenture additional property, of defining the covenants and provisions applicable to any bonds of any series other than the 3 1/4% Series due 1971, of adding to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements thereafter to be observed by the Company, of surrendering any right or power in the Original Indenture reserved to or conferred upon the Company, and of making such provisions in regard to matters or questions arising under the Original Indenture as may be necessary or desirable and not inconsistent therewith; and
WHEREAS, the Company, by proper corporate action, has duly authorized the creation of the 5.00% Series due 2033, the 5.00% Series due 2034, the 4.50% Series due 2042 and the 5.00% Series due 2043 (to be issued in accordance with the terms and provisions of the Original Indenture and indentures supplemental thereto, including this Forty-sixth Supplemental Indenture, and to be secured by said Original Indenture and indentures supplemental thereto, including this Forty-sixth Supplemental Indenture) and has further duly authorized the execution, delivery and recording of this Forty-sixth Supplemental Indenture setting forth the terms and provisions of the 5.00% Series due 2033, the 5.00% Series due 2034, the 4.50% Series due 2042 and the 5.00% Series due 2043 insofar as said terms and provisions are not set forth in said Original Indenture; and
WHEREAS, the Bonds and the Trustee’s certificate upon said Bonds are to be substantially in the following form, the proper amount, names of registered owners and numbers to be inserted therein, and such appropriate insertions, omissions and changes to be made therein as may be required or permitted by this Indenture to conform to any pertinent law or usage:

[Form of 5.00% Series due 2033]

No. R-1	$25,910,000
AQUA PENNSYLVANIA, INC.
(Incorporated under the Laws of the Commonwealth
of Pennsylvania)
First Mortgage Bond, 5.00% Series due 2033
Aqua Pennsylvania, Inc. (f/k/a known as Pennsylvania Suburban Water Company, successor by merger to Philadelphia Suburban Water Company), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Pennsylvania Economic Development Financing Authority or its registered assigns, on the 1st day of December, 2033, at the designated office of The Bank of New York Mellon Trust Company, N. A. (hereinafter called the “Trustee”) in Philadelphia, Pennsylvania, the sum of Twenty-five Million Nine Hundred Ten Thousand Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and to pay interest thereon to the registered owner hereof by draft or check of the Trustee mailed to such registered owner from the interest payment date next preceding the date of the authentication of this Bond (or if this Bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if this Bond is authenticated on or prior to June 1, 2011 from the date hereof) until the principal hereof shall become due and payable, at the rate of 5.00% per annum, payable semiannually in like coin or currency on the 1st day of June and the 1st day of December in each year, commencing June 1, 2011 and to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and, to the extent legally enforceable, on any overdue installment of interest at a rate of 5.00% per annum after maturity whether by acceleration or otherwise until paid.
The interest so payable will (except as otherwise provided in the Forty-sixth Supplemental Indenture referred to herein) be calculated on the basis of a 360-day year of twelve 30-day months and be paid to the person in whose name this Bond (or a Bond or Bonds in exchange for which this Bond was issued) is registered at the close of business on the fifteenth day of the calendar month preceding the month in which the interest payment date occurs whether or not such day is a business day (a “Record Date”) and principal, premium, if any, and interest on this Bond shall be paid in accordance with written payment instructions of the registered owner delivered to the Trustee on or before such record date.

This Bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the “Indenture”) dated as of January 1, 1941, executed by the Philadelphia Suburban Water Company (now Aqua Pennsylvania, Inc., f/k/a Pennsylvania Suburban Water Company, as successor by merger) to The Pennsylvania Company for Insurances on Lives and Granting Annuities (succeeded as trustee by The Bank of New York Mellon Trust Company, N.A.), as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect of such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and premium, if any, and interest on this Bond as herein provided. As provided in the Indenture, the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This Bond is one of the Bonds described in an indenture supplemental to said Indenture known as the “Forty-sixth Supplemental Indenture” dated as of October 15, 2010, and designated therein as “First Mortgage Bond, 5.00% Series due 2033” (the “Bonds”).
Concurrently herewith the Company is issuing its “First Mortgage Bond, 5.00% Series due 2034” in the aggregate principal amount of $19,270,000 (the “5.00% Series due 2034”), its “First Mortgage Bond, 5.00% Series due 2042” in the aggregate principal amount of $15,000,000 (the “4.50% Series due 2042”) and its “First Mortgage Bond, 5.00% Series due 2043” in the aggregate principal amount of $81,205,000 (the “5.00% Series due 2043”).
To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds of any series then outstanding under the Indenture and entitled to vote on and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

The Bonds, the 5.00% Series due 2034, the 4.50% Series due 2042 and the 5.00% Series due 2043 have been issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority (defined below) an amount equal to the principal, premium, if any, of, and interest on, the Authority Refunding Bonds (defined below) pursuant to the Financing Agreement (the “Financing Agreement”) dated as of October 15, 2010 between the Pennsylvania Economic Development Financing Authority, a Pennsylvania body politic and corporate (the “Authority”), and the Company, which Authority Bonds are being issued to finance (i) the costs of numerous constructions, modifications, expansions, installations and replacements of the Company’s water distribution, treatment and related operating systems located in the Counties of Bucks, Chester, Delaware, Mercer, Montgomery and Warren in Pennsylvania and that are part of the Company’s system for the distribution of water to its customers and related financing costs which are to be financed under the Financing Agreement and which are described in Exhibit A thereto (which facilities, less any deletions therefrom and together with any additions, improvements and modifications thereto and substitutions therefor made in accordance with the provisions of the Financing Agreement are referred to as the “Facilities”), and (ii) refunding certain bonds previously issued on behalf of the Company (the “Refunding Project”). The Refunding Project is to be financed through the sale of the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania Project), Series A of 2010, in the aggregate principal amount of $45,180,000 (the “Authority Refunding Bonds”). The Facilities are to be financed through the sale of the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series B of 2010, in the aggregate principal amount of $96,205,000,000 (the “Authority Construction Bonds” and, together with the Authority Refunding Bonds, the “Authority Bonds”).
The Authority Bonds are to be issued under a Trust Indenture, dated as of October 15, 2010 (the “Authority Indenture”) between the Authority and U.S. Bank National Association, as trustee (the “Authority Trustee”). The right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments have been assigned by the Authority to the Authority Trustee, and the Bonds have been delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, and premium, if any, and interest on, the Authority Bonds. The Authority Trustee may not sell, assign or otherwise transfer the Bonds except for a transfer of the entire outstanding principal amount thereof to its successor as trustee under the Authority Indenture, which successor and each subsequent successor shall hold such Authority Bonds subject to the same restriction on transfer.
In the event any Authority Refunding Bonds maturing on the same date as the Bonds shall be purchased by the Company and cancelled pursuant to the Authority Indenture, Bonds corresponding in principal amount to the Authority Refunding Bonds so purchased and cancelled shall be deemed to be paid in full, and in the event and to the extent the principal of, and premium, if any, or interest on, any Authority Refunding Bonds maturing on the same date as the Bonds is paid out of funds held by the Authority Trustee other than payments on Bonds, the corresponding payment of the principal of and premium, if any, or interest on, an aggregate principal amount of Bonds shall be deemed to have been satisfied.

In the event this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event this Bond shall be deemed to have been paid in part, this Bond shall be presented to the Trustee for notation hereon of the payment of the portion of the principal hereof so deemed to have been paid.
The Bonds are redeemable only as follows:
(a) The Bonds are subject to redemption prior to maturity, at the option of the Company, on or after December 1, 2020 in whole or in part, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption.
(b) The Bonds are also subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Refunding Bonds maturing on the same date as the Bonds are subject to extraordinary optional redemption pursuant to Section 7.01(a)(ii) of the Authority Indenture.
(c) The Bonds are also subject to mandatory redemption by the Company in whole if the Trustee shall receive a written demand from the Authority Trustee for redemption of all such Bonds held by the Authority Trustee stating that an “Event of Default” as defined in Section 9.01(a) of the Authority Indenture has occurred and is continuing and that payment of the principal of the Authority Refunding Bonds has been accelerated pursuant to Section 9.01(b) of the Authority Indenture, provided that at the time of notice of such redemption as provided in Section 2 of Article V of the Original Indenture (i) said written demand shall not have been withdrawn by the Authority Trustee, and (ii) no event of default under Section 1 of Article XI of the Original Indenture shall have occurred and be continuing.
If this Bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.
The principal hereof may be declared or may become due prior to its maturity date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the registered owners of a majority in principal amount of Bonds outstanding to annul such declaration.
This Bond is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the designated office of the Trustee in Philadelphia, Pennsylvania upon surrender hereof for cancellation at such office and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new Bond or Bonds in authorized denominations, of equal aggregate unpaid principal amount. Any such transfer or exchange shall be subject to the terms and conditions and to the payment of the charges specified in the Indenture.

The Company and the Trustee may deem and treat the registered owner of this Bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.
No recourse shall be had for the payment of the principal of or interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.
This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N. A., as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, Aqua Pennsylvania, Inc. has caused this Bond to be signed by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this Bond to be dated  _____, 2010.

Attest:	AQUA PENNSYLVANIA, INC.

By:
(Assistant) Secretary		Vice President
(Form of Trustee’s Certificate)
This Bond is one of the Bonds, of the series designated therein, referred to in the within-mentioned Forty-sixth Supplemental Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee

By:
Authorized Signer

[Form of 5.00% Series due 2034]

No. R-1	$19,270,000
AQUA PENNSYLVANIA, INC.
(Incorporated under the Laws of the Commonwealth
of Pennsylvania)
First Mortgage Bond, 5.00% Series due 2034
Aqua Pennsylvania, Inc. (f/k/a known as Pennsylvania Suburban Water Company, successor by merger to Philadelphia Suburban Water Company), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Pennsylvania Economic Development Financing Authority or its registered assigns, on the 1st day of December, 2034 at the designated office of The Bank of New York Mellon Trust Company, N. A. (hereinafter called the “Trustee”) in Philadelphia, Pennsylvania, the sum of Nineteen Million Two Hundred Seventy Thousand Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and to pay interest thereon to the registered owner hereof by draft or check of the Trustee mailed to such registered owner from the interest payment date next preceding the date of the authentication of this Bond (or if this Bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if this Bond is authenticated on or prior to June 1, 2011 from the date hereof) until the principal hereof shall become due and payable, at the rate of 5.00% per annum, payable semiannually in like coin or currency on the 1st day of June and the 1st day of December in each year, commencing June 1, 2011 and to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and, to the extent legally enforceable, on any overdue installment of interest at a rate of 5.00% per annum after maturity whether by acceleration or otherwise until paid.
The interest so payable will (except as otherwise provided in the Forty-sixth Supplemental Indenture referred to herein) be calculated on the basis of a 360-day year of twelve 30-day months and be paid to the person in whose name this Bond (or a Bond or Bonds in exchange for which this Bond was issued) is registered at the close of business on the first day of the calendar month in which the interest payment date occurs whether or not such day is a business day (a “Record Date”) and principal, premium, if any, and interest on this Bond shall be paid in accordance with written payment instructions of the registered owner delivered to the Trustee on or before such record date.

This Bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the “Indenture”) dated as of January 1, 1941, executed by the Philadelphia Suburban Water Company (now Aqua Pennsylvania, Inc., f/k/a Pennsylvania Suburban Water Company, as successor by merger) to The Pennsylvania Company for Insurances on Lives and Granting Annuities (succeeded as trustee by The Bank of New York Mellon Trust Company, N.A.), as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect of such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and premium, if any, and interest on this Bond as herein provided. As provided in the Indenture, the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This Bond is one of the Bonds described in an indenture supplemental to said Indenture known as the “Forty-sixth Supplemental Indenture” dated as of October 15, 2010, and designated therein as “First Mortgage Bond, 5.00% Series due 2034” (the “Bonds”).
Concurrently herewith the Company is issuing its “First Mortgage Bond, 5.00% Series due 2033” in the aggregate principal amount of $25,910,000 (the “5.00% Series due 2033”), its “First Mortgage Bond, 4.50% Series due 2042” in the aggregate principal amount of $15,000,000 (the “4.50% Series due 2042”) and its “First Mortgage Bond, 5.00% Series due 2043” in the aggregate principal amount of $81,205,000 (the “5.00% Series due 2043”).
To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds of any series then outstanding under the Indenture and entitled to vote on and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

The Bonds, the 5.00% Series due 2033, the 4.50% Series due 2042 and the 5.00% Series due 2043 have been issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority (defined below) an amount equal to the principal, premium, if any, of, and interest on, the Authority Bonds (defined below) pursuant to the Financing Agreement (the “Financing Agreement”) dated as of October 15, 2010 between the Pennsylvania Economic Development Financing Authority, a Pennsylvania body politic and corporate (the “Authority”), and the Company, which Authority Bonds are being issued to finance (i) the costs of numerous constructions, modifications, expansions, installations and replacements of the Company’s water distribution, treatment and related operating systems located in the Counties of Bucks, Chester, Delaware, Mercer, Montgomery and Warren in Pennsylvania and that are part of the Company’s system for the distribution of water to its customers and related financing costs which are to be financed under the Financing Agreement and which are described in Exhibit A thereto (which facilities, less any deletions therefrom and together with any additions, improvements and modifications thereto and substitutions therefor made in accordance with the provisions of the Financing Agreement are referred to as the “Facilities”), and (ii) refunding certain bonds previously issued on behalf of the Company (the “Refunding Project”). The Refunding Project is to be financed through the sale of the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania Project), Series A of 2010, in the aggregate principal amount of $45,180,000 (the “Authority Refunding Bonds”). The Facilities are to be financed through the sale of the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series B of 2010, in the aggregate principal amount of $96,205,000 (the “Authority Construction Bonds” and, together with the Authority Refunding Bonds, the “Authority Bonds”).
The Authority Bonds are to be issued under a Trust Indenture, dated as of October 15, 2010 (the “Authority Indenture”) between the Authority and U.S. Bank National Association, as trustee (the “Authority Trustee”). The right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments have been assigned by the Authority to the Authority Trustee, and the Bonds have been delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, and premium, if any, and interest on, the Authority Bonds. The Authority Trustee may not sell, assign or otherwise transfer the Bonds except for a transfer of the entire outstanding principal amount thereof to its successor as trustee under the Authority Indenture, which successor and each subsequent successor shall hold such Authority Bonds subject to the same restriction on transfer.
In the event any Authority Refunding Bonds maturing on the same date as the Bonds shall be purchased by the Company and cancelled pursuant to the Authority Indenture, Bonds corresponding in principal amount to the Authority Refunding Bonds so purchased and cancelled shall be deemed to be paid in full, and in the event and to the extent the principal of, and premium, if any, or interest on, any Authority Refunding Bonds maturing on the same date as the Bonds is paid out of funds held by the Authority Trustee other than payments on Bonds, the corresponding payment of the principal of and premium, if any, or interest on, an aggregate principal amount of Bonds shall be deemed to have been satisfied.

In the event this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event this Bond shall be deemed to have been paid in part, this Bond shall be presented to the Trustee for notation hereon of the payment of the portion of the principal hereof so deemed to have been paid.
The Bonds are redeemable only as follows:
(a) The Bonds are subject to redemption prior to maturity, at the option of the Company, on or after December 1, 2020 in whole or in part, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption.
(b) The Bonds are also subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Refunding Bonds maturing on the same date as the Bonds are subject to extraordinary optional redemption pursuant to Section 7.01(a)(ii) of the Authority Indenture.
(c) The Bonds are also subject to mandatory redemption by the Company in whole if the Trustee shall receive a written demand from the Authority Trustee for redemption of all such Bonds held by the Authority Trustee stating that an “Event of Default” as defined in Section 9.01(a) of the Authority Indenture has occurred and is continuing and that payment of the principal of the Authority Refunding Bonds has been accelerated pursuant to Section 9.01(b) of the Authority Indenture, provided that at the time of notice of such redemption as provided in Section 2 of Article V of the Original Indenture (i) said written demand shall not have been withdrawn by the Authority Trustee, and (ii) no event of default under Section 1 of Article XI of the Original Indenture shall have occurred and be continuing.
If this Bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.
The principal hereof may be declared or may become due prior to its maturity date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the registered owners of a majority in principal amount of Bonds outstanding to annul such declaration.
This Bond is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the designated office of the Trustee in Philadelphia, Pennsylvania upon surrender hereof for cancellation at such office and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new Bond or Bonds in authorized denominations, of equal aggregate unpaid principal amount. Any such transfer or exchange shall be subject to the terms and conditions and to the payment of the charges specified in the Indenture.

The Company and the Trustee may deem and treat the registered owner of this Bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.
No recourse shall be had for the payment of the principal of or interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.
This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N. A., as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.
IN WITNESS WHEREOF, Aqua Pennsylvania, Inc. has caused this Bond to be signed by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this Bond to be dated  _____, 2010.

Attest:	AQUA PENNSYLVANIA, INC.

By:
(Assistant) Secretary		Vice President
(Form of Trustee’s Certificate)
This Bond is one of the Bonds, of the series designated therein, referred to in the within-mentioned Forty-sixth Supplemental Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee
By:
Authorized Signer

[Form of 4.50% Series due 2042]

No. R-1	$15,000,000
AQUA PENNSYLVANIA, INC.
(Incorporated under the Laws of the Commonwealth
of Pennsylvania)
First Mortgage Bond, 4.50% Series due 2042
Aqua Pennsylvania, Inc. (f/k/a known as Pennsylvania Suburban Water Company, successor by merger to Philadelphia Suburban Water Company), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Pennsylvania Economic Development Financing Authority or its registered assigns, on the 1st day of December, 2042 at the designated office of The Bank of New York Mellon Trust Company, N. A. (hereinafter called the “Trustee”) in Philadelphia, Pennsylvania, the sum of Fifteen Million Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and to pay interest thereon to the registered owner hereof by draft or check of the Trustee mailed to such registered owner from the interest payment date next preceding the date of the authentication of this Bond (or if this Bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if this Bond is authenticated on or prior to June 1, 2011 from the date hereof) until the principal hereof shall become due and payable, at the rate of 4.50% per annum, payable semiannually in like coin or currency on the 1st day of June and the 1st day of December in each year, commencing June 1, 2011 and to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and, to the extent legally enforceable, on any overdue installment of interest at a rate of 4.50% per annum after maturity whether by acceleration or otherwise until paid.
The interest so payable will (except as otherwise provided in the Forty-sixth Supplemental Indenture referred to herein) be calculated on the basis of a 360-day year of twelve 30-day months and be paid to the person in whose name this Bond (or a Bond or Bonds in exchange for which this Bond was issued) is registered at the close of business on the first day of the calendar month in which the interest payment date occurs whether or not such day is a business day (a “Record Date”) and principal, premium, if any, and interest on this Bond shall be paid in accordance with written payment instructions of the registered owner delivered to the Trustee on or before such record date.

This Bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the “Indenture”) dated as of January 1, 1941, executed by the Philadelphia Suburban Water Company (now Aqua Pennsylvania, Inc., f/k/a Pennsylvania Suburban Water Company, as successor by merger) to The Pennsylvania Company for Insurances on Lives and Granting Annuities (succeeded as trustee by The Bank of New York Mellon Trust Company, N.A.), as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect of such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and premium, if any, and interest on this Bond as herein provided. As provided in the Indenture, the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This Bond is one of the Bonds described in an indenture supplemental to said Indenture known as the “Forty-sixth Supplemental Indenture” dated as of October 15, 2010, and designated therein as “First Mortgage Bond, 4.50% Series due 2042” (the “Bonds”).
Concurrently herewith the Company is issuing its “First Mortgage Bond, 5.00% Series due 2033” in the aggregate principal amount of $25,910,000 (the “5.00% Series due 2033”), its “First Mortgage Bond, 5.00% Series due 2034” in the aggregate principal amount of $19,270,000 (the “5.00% Series due 2034”) and its “First Mortgage Bond, 5.00% Series due 2043” in the aggregate principal amount of $81,205,000 (the “5.00% Series due 2043”).
To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds of any series then outstanding under the Indenture and entitled to vote on and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

The Bonds, the 5.00% Series due 2033, the 5.00% Series due 2034 and the 5.00% Series due 2043 have been issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority (defined below) an amount equal to the principal, premium, if any, of, and interest on, the Authority Bonds (defined below) pursuant to the Financing Agreement (the “Financing Agreement”) dated as of October 15, 2010 between the Pennsylvania Economic Development Financing Authority, a Pennsylvania body politic and corporate (the “Authority”), and the Company, which Authority Bonds are being issued to finance (i) the costs of numerous constructions, modifications, expansions, installations and replacements of the Company’s water distribution, treatment and related operating systems located in the Counties of Bucks, Chester, Delaware, Mercer, Montgomery and Warren in Pennsylvania and that are part of the Company’s system for the distribution of water to its customers and related financing costs which are to be financed under the Financing Agreement and which are described in Exhibit A thereto (which facilities, less any deletions therefrom and together with any additions, improvements and modifications thereto and substitutions therefor made in accordance with the provisions of the Financing Agreement are referred to as the “Facilities”), and (ii) refunding certain bonds previously issued on behalf of the Company (the “Refunding Project”). The Refunding Project is to be financed through the sale of the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania Project), Series A of 2010, in the aggregate principal amount of $45,180,000 (the “Authority Refunding Bonds”). The Facilities are to be financed through the sale of the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series B of 2010, in the aggregate principal amount of $96,205,000 (the “Authority Construction Bonds” and, together with the Authority Refunding Bonds, the “Authority Bonds”).
The Authority Bonds are to be issued under a Trust Indenture, dated as of October 15, 2010 (the “Authority Indenture”) between the Authority and U.S. Bank National Association, as trustee (the “Authority Trustee”). The right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments have been assigned by the Authority to the Authority Trustee, and the Bonds have been delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, and premium, if any, and interest on, the Authority Bonds. The Authority Trustee may not sell, assign or otherwise transfer the Bonds except for a transfer of the entire outstanding principal amount thereof to its successor as trustee under the Authority Indenture, which successor and each subsequent successor shall hold such Authority Bonds subject to the same restriction on transfer.
In the event any Authority Construction Bonds maturing on the same date as the Bonds shall be purchased by the Company and cancelled pursuant to the Authority Indenture, Bonds corresponding in principal amount to such Authority Construction Bonds so purchased and cancelled shall be deemed to be paid in full, and in the event and to the extent the principal of, and premium, if any, or interest on, any Authority Construction Bonds maturing on the same date as the Bonds is paid out of funds held by the Authority Trustee other than payments on Bonds, the corresponding payment of the principal of and premium, if any, or interest on, an aggregate principal amount of Bonds shall be deemed to have been satisfied.

In the event this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event this Bond shall be deemed to have been paid in part, this Bond shall be presented to the Trustee for notation hereon of the payment of the portion of the principal hereof so deemed to have been paid.
The Bonds are redeemable only as follows:
(a) The Bonds are subject to redemption prior to maturity, at the option of the Company, on or after December 1, 2020 in whole or in part, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption.
(b) The Bonds are also subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Construction Bonds maturing on the same date as the Bonds are subject to extraordinary optional redemption pursuant to Section 7.01(b)(ii) of the Authority Indenture.
(c) The Bonds are also subject to special mandatory redemption at the direction of the Company, in part, prior to maturity, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, at such time and in such amount as the Authority Construction Bonds maturing on the same date as the Bonds are subject to special mandatory redemption pursuant to Section 7.01(b)(iii) of the Authority Indenture.
(d) The Bonds are also subject to mandatory redemption by the Company in whole if the Trustee shall receive a written demand from the Authority Trustee for redemption of all such Bonds held by the Authority Trustee stating that an “Event of Default” as defined in Section 9.01(a) of the Authority Indenture has occurred and is continuing and that payment of the principal of the Authority Construction Bonds has been accelerated pursuant to Section 9.01(b) of the Authority Indenture, provided that at the time of notice of such redemption as provided in Section 2 of Article V of the Original Indenture (i) said written demand shall not have been withdrawn by the Authority Trustee, and (ii) no event of default under Section 1 of Article XI of the Original Indenture shall have occurred and be continuing.
If this Bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.
The principal hereof may be declared or may become due prior to its maturity date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the registered owners of a majority in principal amount of Bonds outstanding to annul such declaration.

This Bond is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the designated office of the Trustee in Philadelphia, Pennsylvania upon surrender hereof for cancellation at such office and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new Bond or Bonds in authorized denominations, of equal aggregate unpaid principal amount. Any such transfer or exchange shall be subject to the terms and conditions and to the payment of the charges specified in the Indenture.
The Company and the Trustee may deem and treat the registered owner of this Bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.
No recourse shall be had for the payment of the principal of or interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.
This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N. A., as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.
IN WITNESS WHEREOF, Aqua Pennsylvania, Inc. has caused this Bond to be signed by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this Bond to be dated  _____, 2010.

Attest:	AQUA PENNSYLVANIA, INC.

By:
(Assistant) Secretary		Vice President

(Form of Trustee’s Certificate)
This Bond is one of the Bonds, of the series designated therein, referred to in the within-mentioned Forty-sixth Supplemental Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee
By:
Authorized Signer

[Form of 5.00% Series due 2043]

No. R-1	$81,205,000
AQUA PENNSYLVANIA, INC.
(Incorporated under the Laws of the Commonwealth
of Pennsylvania)
First Mortgage Bond, 5.00% Series due 2043
Aqua Pennsylvania, Inc. (f/k/a known as Pennsylvania Suburban Water Company, successor by merger to Philadelphia Suburban Water Company), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Pennsylvania Economic Development Financing Authority or its registered assigns, on the 1st day of December, 2043 at the designated office of The Bank of New York Mellon Trust Company, N. A. (hereinafter called the “Trustee”) in Philadelphia, Pennsylvania, the sum of Eighty-one Million Two Hundred Five Thousand Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and to pay interest thereon to the registered owner hereof by draft or check of the Trustee mailed to such registered owner from the interest payment date next preceding the date of the authentication of this Bond (or if this Bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if this Bond is authenticated on or prior to June 1, 2011 from the date hereof) until the principal hereof shall become due and payable, at the rate of 5.00% per annum, payable semiannually in like coin or currency on the 1st day of June and the 1st day of December in each year, commencing June 1, 2011 and to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and, to the extent legally enforceable, on any overdue installment of interest at a rate of 5.00% per annum after maturity whether by acceleration or otherwise until paid.
The interest so payable will (except as otherwise provided in the Forty-sixth Supplemental Indenture referred to herein) be calculated on the basis of a 360-day year of twelve 30-day months and be paid to the person in whose name this Bond (or a Bond or Bonds in exchange for which this Bond was issued) is registered at the close of business on the first day of the calendar month in which the interest payment date occurs whether or not such day is a business day (a “Record Date”) and principal, premium, if any, and interest on this Bond shall be paid in accordance with written payment instructions of the registered owner delivered to the Trustee on or before such record date.

This Bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the “Indenture”) dated as of January 1, 1941, executed by the Philadelphia Suburban Water Company (now Aqua Pennsylvania, Inc., f/k/a Pennsylvania Suburban Water Company, as successor by merger) to The Pennsylvania Company for Insurances on Lives and Granting Annuities (succeeded as trustee by The Bank of New York Mellon Trust Company, N.A.), as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect of such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and premium, if any, and interest on this Bond as herein provided. As provided in the Indenture, the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This Bond is one of the Bonds described in an indenture supplemental to said Indenture known as the “Forty-sixth Supplemental Indenture” dated as of October 15, 2010, and designated therein as “First Mortgage Bond, 5.00% Series due 2043” (the “Bonds”).
Concurrently herewith the Company is issuing its “First Mortgage Bond, 5.00% Series due 2033” in the aggregate principal amount of $25,910,000 (the “5.00% Series due 2033”), its “First Mortgage Bond, 5.00% Series due 2034” in the aggregate principal amount of $19,270,000 (the “5.00% Series due 2034”) and its “First Mortgage Bond, 4.50% Series due 2042” in the aggregate principal amount of $15,000,000 (the “4.50% Series due 2042”).
To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds of any series then outstanding under the Indenture and entitled to vote on and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

The Bonds, the 5.00% Series due 2033, the 5.00% Series due 2034 and the 4.50% Series due 2042 have been issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority (defined below) an amount equal to the principal, premium, if any, of, and interest on, the Authority Bonds (defined below) pursuant to the Financing Agreement (the “Financing Agreement”) dated as of October 15, 2010 between the Pennsylvania Economic Development Financing Authority, a Pennsylvania body politic and corporate (the “Authority”), and the Company, which Authority Bonds are being issued to finance (i) the costs of numerous constructions, modifications, expansions, installations and replacements of the Company’s water distribution, treatment and related operating systems located in the Counties of Bucks, Chester, Delaware, Mercer, Montgomery and Warren in Pennsylvania and that are part of the Company’s system for the distribution of water to its customers and related financing costs which are to be financed under the Financing Agreement and which are described in Exhibit A thereto (which facilities, less any deletions therefrom and together with any additions, improvements and modifications thereto and substitutions therefor made in accordance with the provisions of the Financing Agreement are referred to as the “Facilities”), and (ii) refunding certain bonds previously issued on behalf of the Company (the “Refunding Project”). The Refunding Project is to be financed through the sale of the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania Project), Series A of 2010, in the aggregate principal amount of $45,180,000 (the “Authority Refunding Bonds”). The Facilities are to be financed through the sale of the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series B of 2010, in the aggregate principal amount of $96,205,000 (the “Authority Construction Bonds” and, together with the Authority Refunding Bonds, the “Authority Bonds”).
The Authority Bonds are to be issued under a Trust Indenture, dated as of October 15, 2010 (the “Authority Indenture”) between the Authority and U.S. Bank National Association, as trustee (the “Authority Trustee”). The right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments have been assigned by the Authority to the Authority Trustee, and the Bonds have been delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, and premium, if any, and interest on, the Authority Bonds. The Authority Trustee may not sell, assign or otherwise transfer the Bonds except for a transfer of the entire outstanding principal amount thereof to its successor as trustee under the Authority Indenture, which successor and each subsequent successor shall hold such Authority Bonds subject to the same restriction on transfer.
In the event any Authority Construction Bonds maturing on the same date as the Bonds shall be purchased by the Company and cancelled pursuant to the Authority Indenture, Bonds corresponding in principal amount to such Authority Construction Bonds so purchased and cancelled shall be deemed to be paid in full, and in the event and to the extent the principal of, and premium, if any, or interest on, any Authority Construction Bonds maturing on the same date as the Bonds is paid out of funds held by the Authority Trustee other than payments on Bonds, the corresponding payment of the principal of and premium, if any, or interest on, an aggregate principal amount of Bonds shall be deemed to have been satisfied.

In the event this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event this Bond shall be deemed to have been paid in part, this Bond shall be presented to the Trustee for notation hereon of the payment of the portion of the principal hereof so deemed to have been paid.
The Bonds are redeemable only as follows:
(a) The Bonds are subject to redemption prior to maturity, at the option of the Company, on or after December 1, 2020 in whole or in part, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption.
(b) The Bonds are also subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Construction Bonds maturing on the same date as the Bonds are subject to extraordinary optional redemption pursuant to Section 7.01(b)(ii) of the Authority Indenture.
(c) The Bonds are also subject to special mandatory redemption at the direction of the Company, in part, prior to maturity, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, at such time and in such amount as the Authority Construction Bonds maturing on the same date as the Bonds are subject to special mandatory redemption pursuant to Section 7.01(b)(iii) of the Authority Indenture.
(d) The Bonds are also subject to mandatory redemption by the Company in whole if the Trustee shall receive a written demand from the Authority Trustee for redemption of all such Bonds held by the Authority Trustee stating that an “Event of Default” as defined in Section 9.01(a) of the Authority Indenture has occurred and is continuing and that payment of the principal of the Authority Construction Bonds has been accelerated pursuant to Section 9.01(b) of the Authority Indenture, provided that at the time of notice of such redemption as provided in Section 2 of Article V of the Original Indenture (i) said written demand shall not have been withdrawn by the Authority Trustee, and (ii) no event of default under Section 1 of Article XI of the Original Indenture shall have occurred and be continuing.
If this Bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.
The principal hereof may be declared or may become due prior to its maturity date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the registered owners of a majority in principal amount of Bonds outstanding to annul such declaration.

This Bond is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the designated office of the Trustee in Philadelphia, Pennsylvania upon surrender hereof for cancellation at such office and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new Bond or Bonds in authorized denominations, of equal aggregate unpaid principal amount. Any such transfer or exchange shall be subject to the terms and conditions and to the payment of the charges specified in the Indenture.
The Company and the Trustee may deem and treat the registered owner of this Bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.
No recourse shall be had for the payment of the principal of or interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.
This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N. A., as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.
IN WITNESS WHEREOF, Aqua Pennsylvania, Inc. has caused this Bond to be signed by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this Bond to be dated  _____, 2010.

Attest:	AQUA PENNSYLVANIA, INC.

By:
(Assistant) Secretary		Vice President
(Form of Trustee’s Certificate)

This Bond is one of the Bonds, of the series designated therein, referred to in the within-mentioned Forty-sixth Supplemental Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee
By:
Authorized Signer

and;
WHEREAS, all acts and things necessary to make the Bonds, when executed by the Company and authenticated and delivered by the Trustee as in this Forty-sixth Supplemental Indenture provided and issued by the Company, valid, binding and legal obligations of the Company, and this Forty-sixth Supplemental Indenture a valid and enforceable supplement to said Original Indenture, have been done, performed and fulfilled, and the execution of this Forty-sixth Supplemental Indenture has been in all respects duly authorized; and
NOW, THEREFORE, THIS FORTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSETH: That, in order to secure the payment of the principal and interest of all bonds issued under the Original Indenture and all indentures supplemental thereto, according to their tenor and effect, and according to the terms of the Original Indenture and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in said bonds and in the Original Indenture and any indenture supplemental thereto respectively contained, and to provide for the proper issuing, conveying and confirming unto the Trustee, its successors in said trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Original Indenture and in any indenture supplemental thereto, all and singular the estates, property and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Forty-sixth Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, and intending to be legally bound, has granted, bargained, sold, aliened, enfeoffed, released and confirmed and by these presents does grant, bargain, sell, alien, enfeoff, release and confirm unto The Bank of New York Mellon Trust Company, N. A., as Trustee, and to its successors in said trust and its and their assigns forever:
All and singular the premises, property, assets, rights and franchises of the Company, whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated (except as herein expressly excepted), including among other things the following, but reference to or enumeration of any particular kinds, classes, or items of property shall not be deemed to exclude from the operation and effect of the Original Indenture or any indenture supplemental thereto any kind, class or item not so referred to or enumerated:

I.
REAL ESTATE AND WATER RIGHTS.
The real estate, if any, described in the deeds from the grantors named in Exhibit C hereto, dated and recorded as therein set forth, and any other real estate and water rights acquired since the date of the Forty-fifth Supplemental Indenture.
II.
BUILDINGS AND EQUIPMENT.
All mains, pipes, pipe lines, service pipes, buildings, improvements, standpipes, reservoirs, wells, flumes, sluices, canals, basins, cribs, machinery, conduits, hydrants, water works, plants and systems, tanks, shops, structures, purification systems, pumping stations, fixtures, engines, boilers, pumps, meters and equipment which are now owned or may hereafter be acquired by the Company (except as herein expressly excepted), including all improvements, additions and extensions appurtenant to any real or fixed property now or hereafter subject to the lien of the Original Indenture or any indenture supplemental thereto which are used or useful in connection with the business of the Company as a water company or as a water utility, whether any of the foregoing property is now owned or may hereafter be acquired by the Company.
It is hereby declared by the Company that all property of the kinds described in the next preceding paragraph, whether now owned or hereafter acquired, has been or is or will be owned or acquired with the intention of using the same in carrying on the business or branches of the business of the Company, and it is hereby declared that it is the intention of the Company that all thereof (except property hereinafter specifically excepted) shall be subject to the lien of the Original Indenture.
It is agreed by the Company that so far as may be permitted by law, tangible personal property now owned or hereafter acquired by the Company, except such as is hereafter expressly excepted from the lien hereof, shall be deemed to be and construed as fixtures and appurtenances to the real property of the Company.
III.
FRANCHISES AND RIGHTS OF WAY.
All the corporate and other franchises of the Company, all water and flowage rights, riparian rights, easements and rights of way, and all permits, licenses, rights, grants, privileges and immunities, and all renewals, extensions, additions or modifications of any of the foregoing, whether the same or any thereof, or any renewals, extensions, additions or modifications thereof, are now owned or may hereafter be acquired, owned, held, or enjoyed by the Company.

IV.
AFTER ACQUIRED PROPERTY.
All real and fixed property and all other property of the character hereinabove described which the Company may hereafter acquire.
TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, rights and franchises and every part and parcel thereof.
EXCEPTING AND RESERVING, HOWEVER, certain premises, not used or useful in the supplying of water by the Company, expressly excepted and reserved from the lien of the Original Indenture and not subject to the terms thereof.
AND ALSO SAVING AND EXCEPTING from the property hereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): All bills, notes and accounts receivable, cash on hand and in banks, contracts, choses in action and leases to others (as distinct from the property leased and without limiting any rights of the Trustee with respect thereto under any of the provisions of the Original Indenture or of any indenture supplemental thereto), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all automobiles, motor trucks, and other like automobile equipment and all furniture, and all equipment, materials, goods, merchandise and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any properties of the Company other than any of the foregoing which may be specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the provisions of the Original Indenture or any indenture supplemental thereto so to be; provided, however, that if, upon the happening of a completed default, as specified in Section 1 of Article XI of the Original Indenture, the Trustee or any receiver appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustee or any such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and any and all other property of the Company then on hand, not described or referred to in the foregoing granting clauses, which is used or useful in connection with the business of the Company as a water company or as a water utility, and use and administer the same to the same extent as if such property were part of the mortgaged property, unless and until such completed default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

SUBJECT, HOWEVER, to the exceptions, reservations and matters hereinabove and in the Original Indenture recited, to releases executed since the date of the Original Indenture in accordance with the provisions thereof, to existing leases, to easements and rights of way for pole lines and electric transmission lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens existing on or claims against, and rights in and relating to, real estate acquired for right-of-way purposes, to taxes and assessments not delinquent, to alleys, streets and highways that may run across or encroach upon said lands, to liens, if any, incidental to construction, and to Permitted Liens, as defined in the Original Indenture; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition.
TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be unto the Trustee and its successors in the trust heretofore and hereby created, and its and their assigns forever.
IN TRUST NEVERTHELESS, for the equal pro rata benefit and security of each and every entity who may be or become the holders of bonds and coupons secured by the Original Indenture or by any indenture supplemental thereto, or both, without preference, priority or distinction as to lien or otherwise of any bond or coupon over or from any other bond or coupon, so that each and every of said bonds and coupons issued or to be issued, of whatsoever series, shall have the same right, lien and privilege under the Original Indenture and all indentures supplemental thereto and shall be equally secured hereby and thereby, with the same effect as if said bonds and coupons had all been made, issued and negotiated simultaneously on the date thereof; subject, however, to the provisions with reference to extended, transferred or pledged coupons and claims for interest contained in the Original Indenture and subject to any sinking or improvement fund or maintenance deposit provisions, or both, for the benefit of any particular series of bonds.
IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in said trust, for the benefit of those who shall hold said bonds and coupons, or any of them, issued under this Indenture or any indenture supplemental hereto, or both, as follows:
ARTICLE I.
Form, Authentication and Delivery of the Bonds; Redemption Provisions
SECTION 1. There shall be a fifty-eighth series of bonds, limited in aggregate principal amount to $25,910,000 designated as “Aqua Pennsylvania, Inc., First Mortgage Bond, 5.00% Series due 2033”, a fifty-ninth series of bonds, limited in aggregate principal amount to $19,270,000 designated as “Aqua Pennsylvania, Inc., First Mortgage Bond, 5.00% Series due 2034”, a sixtieth series of bonds, limited in aggregate principal amount to $15,000,000 designated as “Aqua Pennsylvania, Inc., First Mortgage Bond, 4.50% Series due 2042”, and a sixty-first series of bonds, limited in aggregate principal amount to $81,205,000 designated as “Aqua Pennsylvania, Inc., First Mortgage Bond, 5.00% Series due 2043”.

Interest on the Bonds shall be payable semiannually on June 1 and December 1 of each year (each an “interest payment date”), commencing June 1, 2011. Each Bond shall be dated the date of its authentication and shall bear interest from the interest payment date next preceding the date of the authentication of such Bond (or if such Bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if such Bond is authenticated on or prior to the record date for the first interest payment date for the Bonds, in which case it shall bear interest from the date of original issuance of the Bonds); provided, however, that, if at the time of authentication of any Bond, interest on the predecessor Bond of such Bond is in default, such Bond shall bear interest from the date to which interest has been paid, or, if no interest has been paid, from the date of original issuance thereof. The 5.00% Series due 2033 shall be stated to mature (subject to the right of earlier redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on December 1, 2033 and shall bear interest at the rate of 5.00%. The 5.00% Series due 2034 shall be stated to mature (subject to the right of earlier redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on December 1, 2034 and shall bear interest at the rate of 5.00%. The 4.50% Series due 2042 shall be stated to mature (subject to the right of earlier redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on December 1, 2042 and shall bear interest at the rate of 4.50%. The 5.00% Series due 2043 shall be stated to mature (subject to the right of earlier redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on December 1, 2043 and shall bear interest at the rate of 5.00%. In any case where the date of payment of the principal of or interest on the Bonds, or the date fixed for redemption of any Bond, is not a Business Day, then payment of the principal or Redemption Price of and interest on such Bond need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the due date of such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.
The Bonds of each series shall be issuable only as registered bonds without coupons, shall be in the form hereinabove recited, in the denomination of Five Thousand Dollars ($5,000) or any integral multiple thereof, shall be lettered “R-1” and shall bear such numbers as the Company may reasonably require.
The principal of, and interest on the Bonds shall be payable at the designated office of the trustee in Philadelphia, Pennsylvania, and shall be payable, along with interest on the Bonds, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; each installment of interest shall be paid by check to the order of the person entitled thereto, mailed to such person’s address as the same appears on the books maintained for such purpose by or on behalf of the Company, or by bank wire transfer of immediately available funds pursuant to instructions and conditions incorporated in an agreement between such person and the Trustee or the Company.
The person in whose name any Bond is registered at the close of business on any Record Date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange subsequent to the Record Date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Bonds are registered at the close of business on a subsequent Record Date established by notice given by mail by or on behalf of the Company to the holders of Bonds not less than fifteen days preceding such subsequent Record Date, such Record Date to be not less than ten days preceding the date of payment of such defaulted interest. The term “Record Date” with respect to any regular interest payment date shall mean the first day of the calendar month in which such interest payment date occurs.

The Bonds are being issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority an amount equal to the principal of, at maturity or earlier redemption, and interest on, the Authority Bonds pursuant to the Financing Agreement. The Authority Bonds are being sold to finance the Facilities.
The Authority Bonds are to be issued under the Authority Indenture and the right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments have been assigned by the Authority to the Authority Trustee, and the Bonds are to be delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, at maturity or earlier redemption, and premium, if any, and interest on, the Authority Bonds. The Authority Trustee may not sell, assign or otherwise transfer the Bonds except for a transfer of the entire outstanding principal amount thereof to its successor as Trustee under the Authority Indenture, which successor and each subsequent successor shall hold the Bonds subject to the same restriction on transfer.
The text of the Bonds and of the certificate of the Trustee upon such Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited.
Exchange of any Bonds shall be effected in accordance with the applicable provisions of Sections 7, 8 and 9 of Article II of the Original Indenture.
SECTION 2. The Bonds are redeemable only as follows:
(a) The 5.00% Series due 2033 are subject to redemption prior to maturity on or after December 1, 2020 by the Company, to the extent that the Authority Refunding Bonds maturing on the same date are called for redemption under Section 7.01(a)(i) of the Authority Indenture, and then out of moneys deposited with or held by the Trustee for such purpose, as a whole or in part, at any time in the manner described below, at the redemption price of one hundred percent (100%) of the principal amount to be redeemed, plus interest accrued thereon to the date fixed for redemption;
(b) The 5.00% Series due 2034 are subject to redemption prior to maturity on or after December 1, 2020 by the Company, to the extent that the Authority Refunding Bonds maturing on the same date are called for redemption under Section 7.01(a)(i) of the Authority Indenture, and then out of moneys deposited with or held by the Trustee for such purpose, as a whole or in part, at any time in the manner described below, at the redemption price of one hundred percent (100%) of the principal amount to be redeemed, plus interest accrued thereon to the date fixed for redemption;

(c) The 4.50% Series due 2042 are subject to redemption prior to maturity on or after December 1, 2020 by the Company, to the extent that the Authority Construction Bonds maturing on the same date are called for redemption under Section 7.01(b)(i) of the Authority Indenture, and then out of moneys deposited with or held by the Trustee for such purpose, as a whole or in part, at any time in the manner described below, at the redemption price of one hundred percent (100%) of the principal amount to be redeemed, plus interest accrued thereon to the date fixed for redemption;
(d) The 5.00% Series due 2043 are subject to redemption prior to maturity on or after December 1, 2020 by the Company, to the extent that the Authority Construction Bonds maturing on the same date are called for redemption under Section 7.01(b)(i) of the Authority Indenture, and then out of moneys deposited with or held by the Trustee for such purpose, as a whole or in part, at any time in the manner described below, at the redemption price of one hundred percent (100%) of the principal amount to be redeemed, plus interest accrued thereon to the date fixed for redemption;
(e) The 5.00% Series due 2033 are subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount the 5.00% Series due 2033 to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Refunding Bonds maturing on the same date are subject to extraordinary optional redemption pursuant to Section 7.01(a)(ii) of the Authority Indenture;
(f) The 5.00% Series due 2034 are subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount the 5.00% Series due 2034 to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Refunding Bonds maturing on the same date are subject to extraordinary optional redemption pursuant to Section 7.01(a)(ii) of the Authority Indenture;
(g) The 4.50% Series due 2042 are subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount the 4.50% Series due 2042 to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Construction Bonds maturing on the same date are subject to extraordinary optional redemption pursuant to Section 7.01(b)(ii) of the Authority Indenture;
(h) The 5.00% Series due 2043 are subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount the 5.00% Series due 2043 to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Construction Bonds maturing on the same date are subject to extraordinary optional redemption pursuant to Section 7.01(b)(ii) of the Authority Indenture;

(i) The 4.50% Series due 2042 are also subject to special mandatory redemption at the direction of the Company, in part, prior to maturity, at a redemption price of 100% of the principal amount the 4.50% Series due 2042 to be redeemed, plus interest accrued thereon to the date fixed for redemption, at such time and in such amount as the Authority Construction Bonds maturing on the same date are subject to special mandatory redemption pursuant to Section 7.01(b)(iii) of the Authority Indenture;
(j) The 5.00% Series due 2043 are also subject to special mandatory redemption at the direction of the Company, in part, prior to maturity, at a redemption price of 100% of the principal amount the 5.00% Series due 2043 to be redeemed, plus interest accrued thereon to the date fixed for redemption, at such time and in such amount as the Authority Construction Bonds maturing on the same date are subject to special mandatory redemption pursuant to Section 7.01(b)(iii) of the Authority Indenture;
(k) The Bonds are also subject to mandatory redemption by the Company in whole if the Trustee shall receive a written demand from the Authority Trustee for redemption of all such Bonds held by the Authority Trustee stating that an “Event of Default” as defined in Section 9.01(a) of the Authority Indenture has occurred and is continuing and that payment of the principal of the Authority Bonds has been accelerated pursuant to Section 9.01(b) of the Authority Indenture, provided that at the time of notice of such redemption as provided in Section 2 of Article V of the Original Indenture (i) said written demand shall not have been withdrawn by the Authority Trustee, and (ii) no event of default under Section 1 of Article XI of the Original Indenture shall have occurred and be continuing.
SECTION 3. Any redemption of the Bonds shall be effected in accordance with the provisions of Article V of the Original Indenture.
SECTION 4. (a) In the event any Authority Refunding Bonds maturing on the same date as the 5.00% Series due 2033 shall be purchased by the Company, surrendered by the Company to the Authority Trustee for cancellation and cancelled by the Authority Trustee, 5.00% Series due 2033, corresponding in principal amount to such Authority Refunding Bonds so purchased, surrendered and cancelled shall be deemed to have been paid in full.
(b) In the event any Authority Refunding Bonds maturing on the same date as the 5.00% Series due 2034 shall be purchased by the Company, surrendered by the Company to the Authority Trustee for cancellation and cancelled by the Authority Trustee, 5.00% Series due 2034, corresponding in principal amount to such Authority Refunding Bonds so purchased, surrendered and cancelled shall be deemed to have been paid in full
(c) In the event any Authority Construction Bonds maturing on the same date as the 4.50% Series due 2042 shall be purchased by the Company, surrendered by the Company to the Authority Trustee for cancellation and cancelled by the Authority Trustee, 4.50% Series due 2042, corresponding in principal amount to such Authority Construction Bonds so purchased, surrendered and cancelled shall be deemed to have been paid in full.
(d) In the event any Authority Construction Bonds maturing on the same date as the 5.00% Series due 2043 shall be purchased by the Company, surrendered by the Company to the Authority Trustee for cancellation and cancelled by the Authority Trustee, 5.00% Series due 2043, corresponding in principal amount to such Authority Construction Bonds so purchased, surrendered and cancelled shall be deemed to have been paid in full.

SECTION 5. (a) In the event and to the extent the principal of and premium, if any, or interest on, any Authority Refunding Bonds maturing on the same date as the 5.00% Series due 2033 is paid out of funds held by the Authority Trustee other than payments of 5.00% Series due 2033, the corresponding payment of the principal of, and premium, if any, or interest on, an aggregate principal amount of 5.00% Series due 2033 equal to the aggregate principal amount of such Authority Refunding Bonds shall be deemed to have been satisfied.
(b) In the event and to the extent the principal of and premium, if any, or interest on, any Authority Refunding Bonds maturing on the same date as the 5.00% Series due 2034 is paid out of funds held by the Authority Trustee other than payments of 5.00% Series due 2034, the corresponding payment of the principal of, and premium, if any, or interest on, an aggregate principal amount of 5.00% Series due 2034 equal to the aggregate principal amount of such Authority Refunding Bonds shall be deemed to have been satisfied.
(c) In the event and to the extent the principal of and premium, if any, or interest on, any Authority Construction Bonds maturing on the same date as the 4.50% Series due 2042 is paid out of funds held by the Authority Trustee other than payments of 4.50% Series due 2042, the corresponding payment of the principal of, and premium, if any, or interest on, an aggregate principal amount of 4.50% Series due 2042 equal to the aggregate principal amount of such Authority Construction Bonds shall be deemed to have been satisfied.
(d) In the event and to the extent the principal of and premium, if any, or interest on, any Authority Construction Bonds maturing on the same date as the 5.00% Series due 2043 is paid out of funds held by the Authority Trustee other than payments of 5.00% Series due 2043, the corresponding payment of the principal of, and premium, if any, or interest on, an aggregate principal amount of 5.00% Series due 2043 equal to the aggregate principal amount of such Authority Construction Bonds shall be deemed to have been satisfied
SECTION 6. All Bonds deemed to have been paid in full as provided in Section 4 and 5 of this Article I of this Forty-sixth Supplemental Indenture shall be surrendered to the Trustee for cancellation, and the Trustee shall forthwith cancel the same and, in accordance with applicable laws and regulations and the Trustee’s policies and procedures, and on the written request of the Company, deliver the same to the Company. In case part of an outstanding Bond shall be deemed to have been partially paid as provided in said Section 4 or Section 5, upon presentation of such Bond at the designated office of the Trustee, the Trustee shall make a notation thereon of the payment of the portion of the principal amount of such Bond so deemed to have been paid unless the registered owner shall elect to surrender such Bond to the Trustee, in which case the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Bonds in such authorized denominations as shall be specified by the registered owner for the unpaid balance of the principal amount of such outstanding Bond.

SECTION 7. The 5.00% Series due 2033 in the aggregate principal amount of $25,910,000, the 5.00% Series due 2034 in the aggregate principal amount of $19,270,000, the 4.50% Series due 2042 in the aggregate principal amount of $15,000,000 and the 5.00% Series due 2043 in the aggregate principal amount of $81,205,000 may be issued under the provisions of Article IV of the Original Indenture and may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, opinions or other instruments or all of the foregoing required to be delivered upon the issue of bonds pursuant to the provisions of the Original Indenture.
ARTICLE II.
Maintenance or Improvement Deposit.
SECTION 1. The Company covenants that it will deposit with the Trustee on or before the March 1 next occurring after the bonds of the bonds of the 9.93% Series due 2013 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 9.97% Series due 2018 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.29% Series due 2026 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.17% Series due 2021 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 9.17% Series due 2011 cease to be outstanding, or on or before the March 1 next occurring after the bonds of any of the Subseries of the 1995 Medium Term Note Series issued under the Twenty-Ninth Supplemental Indenture (consisting of the 7.72% Subseries A due 2025 and the 6.89% Subseries C due 2015) shall cease to be outstanding, or on or before March 1 next occurring after the bonds of 6.00% Series due 2029 cease to be outstanding, or on or before March 1 next occurring after the bonds of any of the Subseries of the 1999 Medium Term Note Series issued under the Thirty-Third Supplemental Indenture (consisting of the 6.21% Series due 2011, the 9.53% Subseries D due 2019, the 8.26% Subseries F due 2022, the 8.32% Subseries I due 2022, the 8.14% Subseries J due 2025, the 6.00% Subseries K due 2030, the 5.93% Subseries L due 2012, the 5.08% Subseries O due 2015, the 5.17% Subseries P due 2017, the 5.751% Subseries Q due 2019, the 5.751% Subseries R due 2019, the 6.06% Subseries S due 2027, the 6.06% Subseries T due 2027 and the 5.98% Subseries U due 2028) cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.35% Series due 2031 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.55% Series due 2032 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.15% Series due 2032 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.05% Series due 2039 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2036 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2037 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2038 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2035 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2041 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.25% Series due 2042 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.25% Series due 2043 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 6.25% Series due

2017 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 6.75% Series due 2018 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2039 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2040 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 4.75% Series due 2040 cease to be outstanding, whichever is latest, an amount in cash (the “Maintenance or Improvement Deposit”) equal to 9% of the Gross Operating Revenues of the Company during the preceding calendar year less, to the extent that the Company desires to take such credits, the following:
(a) the amount actually expended for maintenance during such calendar year; and
(b) the Cost or Fair Value, whichever is less, of Permanent Additions acquired during such calendar year which at the time of taking such credit constitute Available Permanent Additions; and
(c) the unapplied balance, or any part thereof, of the Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the five calendar years preceding such calendar year and specified in the Officers’ Certificates delivered to the Trustee pursuant to Section 2 of this Article, but only to the extent that the Permanent Additions with respect to which such Cost or Fair Value was determined shall at the time of taking such credit constitute Available Permanent Additions.
SECTION 2. The Company covenants that it will on or before March 1 in each year, beginning with the first deposit made with the Trustee under the provisions of Section 1 of this Article, as long as any of the Bonds are outstanding, deliver to the Trustee the following:
(a) An Officers’ Certificate, which shall state:
(i) The amount of the Gross Operating Revenues for the preceding calendar year;
(ii) 9% of such Gross Operating Revenues;
(iii) The amount actually expended by the Company for maintenance during such calendar year;
(iv) The amount set forth in subparagraph (xii) of each Officers’ Certificate delivered to the Trustee pursuant to the provisions of this Section during the preceding five calendar years (specifying each such Officers’ Certificate), after deducting from each such amount the aggregate of (a) the Cost or Fair Value, whichever is less, of all Permanent Additions represented by such amount which have ceased to be Available Permanent Additions; and (b) any part of such amount for which the Company has previously taken credit against any Maintenance or Improvement Deposit (specifying the Officers’ Certificate in which such credit was taken); and (c) any part of such amount for which the Company then desires to take credit against the Maintenance or Improvement Deposit;

(v) An amount which shall be the aggregate of all amounts set forth pursuant to the provisions of clause (c) of the foregoing subparagraph (iv);
(vi) The Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the preceding calendar year;
(vii) That part of the amount set forth in subparagraph (vi) which the Company desires to use as a credit against the Maintenance or Improvement Deposit;
(viii) The amount of cash payable to the Trustee under the provisions of Section 1 of this Article, which shall be the amount by which the amount set forth in subparagraph (ii) hereof exceeds the sum of the amounts set forth in subparagraphs (iii), (v) and (vii) hereof;
(ix) The sum of all amounts charged on the books of the Company against any reserve for retirement or depreciation during the preceding calendar year representing the aggregate of the Cost when acquired of any part of the Company’s plants and property of the character described in the granting clauses hereof which has been permanently retired or abandoned;
(x) The aggregate of the amounts set forth in subparagraphs (v) and (vii) hereof;
(xi) The amount by which the amount set forth in subparagraph (x) exceeds the amount set forth in subparagraph (ix), being the amount required to be deducted from the Cost or Fair Value of Available Permanent Additions in order to determine a Net Amount of Available Permanent Additions pursuant to the provisions of Section 9 of Article I of the Original Indenture;
(xii) The amount set forth in subparagraph (vi) after deducting the amount, if any, set forth in subparagraph (vii); and
(xiii) That all conditions precedent to the taking of the credit or credits so requested by the Company have been complied with.
(b) In the event that the Officers’ Certificate delivered to the Trustee pursuant to the provisions of paragraph (a) of this Section shall state, pursuant to the requirements of subparagraph (vi), the Cost or Fair Value of Available Permanent Additions acquired by the Company during the preceding calendar year, the documents specified in paragraphs 2, 3, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV of the Original Indenture.
(c) An amount in cash equal to the sum set forth in subparagraph (viii) of the Officers’ Certificate provided for in paragraph (a) hereof.

SECTION 3. All cash deposited with the Trustee as part of any Maintenance or Improvement Deposit provided for in Section 1 of this Article, may, at the option of the Company, be applied to the purchase of bonds under the provisions of Section 2 of Article X of the Original Indenture or to the redemption of bonds under the provisions of Section 3 of Article X of the Original Indenture or may be withdrawn by the Company at any time to reimburse the Company for the cost of a Net Amount of Available Permanent Additions (excluding, however, from any such Available Permanent Additions all Permanent Additions included in any certificate delivered to the Trustee for the purpose of obtaining a credit against any Maintenance or Improvement Deposit provided for in Section 1 of this Article to the extent that such Permanent Additions have been used for any such credit). The Trustee shall pay to or upon the written order of the Company all or any part of such cash upon the receipt by the Trustee of:
(a) A Resolution requesting such payment; and
(b) The documents specified in paragraphs 2, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV of the Original Indenture, with such modifications, additions and omissions as may be appropriate in the light of the purposes for which they are used.
ARTICLE III.
Covenants of the Company.
SECTION 1. The Company hereby covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds, that the Company will pay the principal of, and premium, if any, and interest on, all bonds issued or to be issued as aforesaid under and secured by the Original Indenture as hereby supplemented, as well as all bonds which may be hereafter issued in exchange or substitution therefor, and will perform and fulfill all of the terms, covenants and conditions of the Original Indenture and of this Forty-sixth Supplemental Indenture with respect to the additional bonds to be issued under the Original Indenture as hereby supplemented.
SECTION 2. The Company covenants and agrees that so long as any of the Bonds are outstanding (a) the Company will not make any Stock Payment if, after giving effect thereto, its retained earnings, computed in accordance with generally accepted accounting principles consistently applied, will be less than the sum of (i) Excluded Earnings, if any, since December 31, 2009, and (ii) $20,000,000; (b) Stock Payments made more than 40 days after the commencement, and prior to the expiration, of any Restricted Period shall not exceed 65% of the Company’s Net Income during such Restricted Period; and (c) the Company will not authorize a Stock Payment if there has occurred and is continuing an event of default under subsections (a) and (b) of Section 1 of Article XI of the Original Indenture.
For the purposes of this Section 2 the following terms shall have the following meanings:
“Capitalization” shall mean the sum of (i) the aggregate principal amount of all Debt at the time outstanding, (ii) the aggregate par or stated value of all capital stock of the Company of all classes at the time outstanding, (iii) premium on capital stock, (iv) capital surplus, and (v) retained earnings.

“Debt” means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased (but Debt shall not be deemed to include customer advances for construction or any bonds issued under the Indenture which are not Outstanding Bonds), (iii) leases which have been or, in accordance with generally accepted accounting principles, should be recorded as capital leases and (iv) guarantees of the obligations of another of the nature described in clauses (i), (ii) or (iii) which have been or, in accordance with generally accepted accounting principles, should be recorded as debt.
“Determination Date” shall mean the last day of each calendar quarter. Any calculation with respect to any Determination Date shall be based on the Company’s balance sheet as of such date.
“Excluded Earnings” shall mean 35% of the Company’s Net Income during any Restricted Period.
“Net Income” for any particular Restricted Period shall mean the amount of net income properly attributable to the conduct of the business of the Company for such period, as determined in accordance with generally accepted accounting principles consistently applied, after payment of or provision for taxes on income for such period.
“Outstanding Bonds” shall mean bonds which are outstanding within the meaning indicated in Section 20 of Article I of the Original Indenture except that, in addition to the bonds referred to in clauses (a), (b) and (c) of said Section 20, said term shall not include bonds for the retirement of which sufficient funds have been deposited with the Trustee with irrevocable instructions to apply such funds to the retirement of such bonds at a specified time, which may be either the maturity thereof or a specified redemption date, whether or not notice of redemption shall have been given.
“Restricted Period” shall mean a period commencing on any Determination Date on which the total Debt of the Company is, or as the result of any Stock Payment then declared or set aside and to be made thereafter will be, more than 70% of Capitalization, and continuing until the third consecutive Determination Date on which the total Debt of the Company does not exceed 70% of Capitalization.
“Stock Payment” shall mean any payment in cash or property (other than stock of the Company) to any holder of shares of any class of capital stock of the Company as such holder, whether by dividend or upon the purchase, redemption, conversion or other acquisition of such shares, or otherwise.
SECTION 3. The Company covenants and agrees that so long as any of the Bonds are outstanding, neither the Company nor any subsidiary of the Company will, directly or indirectly, lend or in any manner extend its credit to, or indemnify, or make any donation or capital contribution to, or purchase any security of, any corporation which directly or indirectly controls the Company, or any subsidiary or affiliate (other than an affiliate which is a subsidiary of the Company) of any such corporation.

ARTICLE IV.
The Trustee.
SECTION 1. The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, as supplemented by this Forty-sixth Supplemental Indenture.
SECTION 2. Subject to the provisions of Article XIII of the Original Indenture, the Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through and consult with attorneys, agents, officers or employees selected by the Trustee in its sole discretion. The Trustee shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder and may in all cases pay such reasonable compensation to all such attorneys, agents, officers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act or refrain from acting and rely upon and be free from all liability for so relying upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Company). The Trustee may act and rely on written opinions of experts employed by the Trustee and such advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith taken in reliance upon such opinion or advice. The Trustee shall not be bound to confirm, verify or make any investigation into the facts or matters stated in any financial or other statements, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document furnished pursuant to the terms hereof.
SECTION 3. Before the Trustee shall be required to foreclose on, or to take control or possession of, the real property or leasehold interest (the “Premises”) which may be the subject of any mortgage or mortgages for which the Trustee is mortgagee in connection with the issuance of the Bonds, the Trustee shall be indemnified and held harmless by the holders and/or beneficial owners of the Bonds from and against any and all expense, loss, or liability that may be suffered by the Trustee in connection with any spill, leak or release which may have occurred on or invaded the Premises or any contamination by any Hazardous Substance (hereinafter defined), whether caused by the Company or any other person or entity, including, but not limited to, (1) any and all reasonable expenses that the Trustee may incur in complying with any of the Environmental Statutes (hereinafter defined), (2) any and all reasonable costs that the Trustee may incur in studying or remedying any spill, leak or release which may have occurred on or invaded the Premises or any contamination, (3) any and all fines or penalties assessed upon the Trustee by reason of such contamination, (4) any and all loss of value of the Premises or the improvements thereon by reason of such contamination, and (5) any and all legal fees and costs reasonably incurred by the Trustee in connection with any of the foregoing. As used in this Section, contamination by any Hazardous Substance shall include contamination, arising from the presence, creation, production, collection, treatment, disposal, discharge, release, storage, transport or transfer of any Hazardous Substance at or from the Premises or any improvements thereon. As used in this Section, the term “Hazardous Substance” shall mean petroleum hydrocarbons or any substance which (a) constitutes a hazardous waste or substance under any applicable federal, state or local law, rule, order or regulation now or hereafter adopted; (b) constitutes a “hazardous substance” as such term is defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. §9601 et seq.) and the regulations issued thereunder and any comparable state or local law or regulation; (c) constitutes a “hazardous waste” under the Resource Conservation and Recovery Act, (42 U.S.C. §6991) and the regulations issued thereunder and any comparable state or local law or regulation; (d) constitutes a pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste as such terms are defined under Federal Clean Water Act, as amended (33 U.S.C. §1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §2601 et seq.), or any comparable state or local laws or regulations; (e) exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20 — 261.24, inclusive; (f) those extremely hazardous substances listed in Section 302 of the Superfund Amendments and Reauthorization Act of 1986 (Public Law 99-499, 100 Stat. 1613) which are present in threshold planning or reportable quantities as defined under such act; (g) toxic or hazardous chemical substances which are present in quantities which exceed exposure standards as those terms are defined under Sections 6 and 8 of the Occupational Safety and Health Act, as amended (29 U.S.C. §§655 and 657 and 29 C.F.R. Part 1910, subpart 2); and (h) any asbestos, petroleum-based products or any Hazardous Substance contained within or release from any underground or aboveground storage tanks. As used in this Section, the term “Environmental Statutes” shall mean the statutes, laws, rules, orders and regulations referred to in (a) through (g) inclusive in the preceding sentence.
ARTICLE V.
Miscellaneous.
SECTION 1. This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and except as hereby supplemented, the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Second, Thirty-Third, Thirty-Fourth, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth, Thirty-Ninth, Fortieth, Forty-first, Forty-second, Forty-third, Forty-fourth and Forty-fifth Supplemental Indentures are hereby confirmed. All references in this Forty-sixth Supplemental Indenture to the Original Indenture shall be deemed to refer to the Original Indenture as heretofore amended and supplemented, and all terms used herein and not specifically defined herein shall be taken to have the same meaning as in the Original Indenture, as so amended, except in the cases where the context clearly indicates otherwise.
SECTION 2. Any notices to the Trustee under this Forty-sixth Supplemental Indenture shall be delivered to the Trustee by registered or certified mail, hand delivery or other courier or express delivery service (with receipt confirmed) or by telecopy (with receipt confirmed) at the following address:
The Bank of New York Mellon Trust Company, N. A.
Global Corporate Trust
1600 Market Street, Suite 1500
Philadelphia, PA 19103
Attention: Philip Newmuis
Phone: 215-640-8455
Fax: 215-9981-0316/0352
Any change in such address or telecopy number may be made by notice to the Company delivered in the manner set forth above.

SECTION 3. All recitals in this Forty-sixth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.
SECTION 4. Although this Forty-sixth Supplemental Indenture is dated as of October 15, 2010 for convenience and for the purpose of reference, the actual date or dates of execution hereof by the Company and the Trustee are as indicated by their respective acknowledgments annexed hereto.
SECTION 5. In order to facilitate the recording or filing of this Forty-sixth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.
SECTION 6. This Forty-sixth Supplemental Indenture shall become effective upon delivery to the Trustee by the Company of the certificates required by Articles IV, VI and VII of the Original Indenture, which shall occur concurrently with the issuance of the 5.00% Series due 2033, the 5.00% Series due 2034, the 4.50% Series due 2042 and the 5.00% Series due 2043 on November 17, 2010.

IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be hereunto affixed and their authorized officers have hereto affixed their signatures, and their authorized officers have duly attested the execution hereof, as of the day first above written.

[CORPORATE SEAL]		AQUA PENNSYLVANIA, INC., as successor by merger to Philadelphia Suburban Water Company

Attest:	Maria Gordiany	By:	Diana MoyKelly

Treasurer

[CORPORATE SEAL]

Attest:	Noreen Wichert	By:	Phillip Newmuis

	Authorized Officer		Name: Philip Newmuis Title: Authorized Signer

The Bank of New York Mellon Trust Company, N. A., Mortgagee and Trustee named in the foregoing Forty-sixth Supplemental Indenture, hereby certifies that its precise name and the post office address are as follows:
The Bank of New York Mellon Trust Company, N. A.
Global Corporate Trust
1600 Market Street, Suite 1500
Philadelphia, PA 19103
Attention: Philip Newmuis
Telephone: 215-640-8455
Fax: 215-981-0316/0352

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee
By:	Philip Newmuis
	Name:	Philip Newmuis
	Title:	Authorized Signer

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF MONTGOMERY
On the 28th day of October, 2010 before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared Diana MoyKelly, who acknowledged herself to be the Treasurer of Aqua Pennsylvania, Inc., a corporation, and that she as such Treasurer, being authorized to do so, executed the foregoing Forty-sixth Supplemental Indenture as and for the act and deed of said corporation and for the uses and purposes therein mentioned, by signing the name of the corporation by himself as such officer.
In Witness Whereof I hereunto set my hand and official seal.
[NOTARIAL SEAL]
Lisa S. Pitrowski

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF PHILADELPHIA
On the 28th day of October, 2010 before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared Philip Newmuis, who acknowledged himself to be an Authorized Signer of The Bank of New York Mellon Trust Company, N.A., a national banking association, and that he as such Authorized Signer, being authorized to do so, executed the foregoing Forty-sixth Supplemental Indenture as and for the act and deed of said national banking association and for the uses and purposes therein mentioned by signing the name of said national banking association by himself as such officer.
In Witness Whereof I hereunto set my hand and official seal.
[NOTARIAL SEAL]
Sandra Abrahams

EXHIBIT A
OUTSTANDING FIRST MORTGAGE BONDS

		Interest	Issue	Maturity	Original	Balance (incl. CP)
Division	Structure	Rate	Date	Date	Amount	@ 06/30/10
Aqua Pa	Tax Exempt	5.35%	11/01/01	10/01/31	30,000,000	30,000,000
Aqua Pa	Tax Exempt	5.55%	06/01/02	09/01/32	25,000,000	25,000,000
Shenango	Tax Exempt	6.00%	10/01/99	06/01/29	25,000,000	25,000,000
Aqua Pa	Tax Exempt	6.00%	06/28/00	07/01/30	18,360,000	18,360,000
Roaring Creek	Tax Exempt	5.05%	11/30/04	10/01/39	14,000,000	14,000,000
Aqua Pa	Tax Exempt	5.15%	06/26/02	09/01/32	25,000,000	25,000,000
Aqua Pa	Tax Exempt	5.00%	05/19/05	11/01/36	21,770,000	21,770,000
Aqua Pa	Tax Exempt	5.00%	05/19/05	11/01/37	24,165,000	24,165,000
Aqua Pa	Tax Exempt	5.00%	05/19/05	11/01/38	25,375,000	25,375,000
Aqua Pa	Tax Exempt	5.00%	12/28/06	02/01/35	24,675,000	24,675,000
Aqua Pa	Tax Exempt	5.00%	01/16/07	02/01/40	23,915,000	23,915,000
Aqua Pa	Tax Exempt	5.00%	01/16/07	02/01/41	23,915,000	23,915,000
Aqua Pa	Tax Exempt	5.25%	12/20/07	07/01/42	24,830,000	24,830,000
Aqua Pa	Tax Exempt	5.25%	12/20/07	07/01/43	24,830,000	24,830,000
Aqua Pa	Tax Exempt	6.25%	12/18/08	10/01/17	9,000,000	9,000,000
Aqua Pa	Tax Exempt	6.75%	12/18/08	10/01/18	13,000,000	13,000,000
Aqua Pa	Tax-Exempt	5.00%	07/16/09	10/01/39	58,000,000	58,000,000
Aqua Pa	Tax-Exempt	5.00%	11/17/09	11/15/40	62,165,000	62,165,000
Aqua Pa	Tax-Exempt	4.75%	11/17/09	11/15/40	12,520,000	12,520,000

					485,520,000	485,520,000

Aqua Pa	Taxable	5.93%	06/26/02	07/01/12	25,000,000	25,000,000
Aqua Pa	Taxable	6.21%	10/25/01	11/01/11	15,000,000	15,000,000
Aqua Pa	Taxable	6.89%	12/19/95	12/15/15	12,000,000	12,000,000
Aqua Pa	Taxable	7.72%	05/19/95	05/15/25	15,000,000	15,000,000
Shenango	Taxable	8.14%	11/01/95	11/01/25	4,000,000	4,000,000
Susquehanna	Taxable	8.26%	11/01/92	11/01/22	1,500,000	1,500,000
Shenango	Taxable	8.32%	11/01/92	11/01/22	3,500,000	3,500,000
Aqua Pa	Taxable	9.17%	11/01/91	09/15/21	8,000,000	4,800,000
Aqua Pa	Taxable	9.17%	11/01/91	09/15/11	5,000,000	5,000,000
Aqua Pa	Taxable	9.29%	11/01/91	09/15/26	12,000,000	12,000,000
Roaring Creek	Taxable	9.53%	12/15/89	12/15/19	4,000,000	4,000,000
Aqua Pa	Taxable	9.93%	06/01/88	06/01/13	5,000,000	5,000,000
Aqua Pa	Taxable	9.97%	06/01/88	06/01/18	5,000,000	5,000,000
Aqua Pa	Taxable	5.08%	05/10/04	05/15/15	20,000,000	20,000,000
Aqua Pa	Taxable	5.17%	05/10/04	05/10/17	7,000,000	7,000,000
Aqua Pa	Taxable	5.751%	05/10/04	05/15/19	15,000,000	15,000,000
Aqua Pa	Taxable	5.751%	05/10/04	05/15/19	5,000,000	5,000,000
Aqua Pa	Taxable	6.06%	05/10/04	05/10/27	15,000,000	15,000,000
Aqua Pa	Taxable	6.06%	05/10/04	05/15/27	5,000,000	5,000,000
Aqua Pa	Taxable	5.98%	05/10/04	05/15/28	3,000,000	3,000,000

					185,000,000	181,800,000

	TOTAL FIRST MORTGAGE BONDS				670,520,000	667,320,000

A-1

EXHIBIT B
RECORDING INFORMATION
BUCKS, CHESTER, DELAWARE AND MONTGOMERY COUNTIES

	Date of	Bucks		Chester		Delaware		Montgomery
Indenture	Recording	Book	Page	Book	Page	Book	Page	Book	Page
Original	2/20/41	496	1	H-13.Vol.307	20	1034	1	1625	1
First Supplemental	8/26/48	632	1	F-16.Vol.380	200	1668	169	2031	257
Second Supplemental	7/1/52	768	438	18.Vol.425	186	1962	376	2360	517
Third Supplemental	11/25/53	895	1	18.Vol.442	325	2052	1	2493	1
Fourth Supplemental	1/9/56	1089	155	Z-20.Vol.499	1	2199	1	2722	425
Fifth Supplemental	3/20/57	1181	316	B-22.Vol.536	601	2294	50	2850	335
Sixth Supplemental	5/9/58	1254	1	G-23	201	2380	039	2952	289
Seventh Supplemental	9/25/59	1332	509	B-25	109	2442	1	3090	249
Eighth Supplemental	5/9/61	—	—	Z-26	17	2526	312	—	—
Eighth Supplemental	5/10/61	1409	225	—	—	—	—	3249	289
Ninth Supplemental	4/10/62	1458	372	G-28	126	2581	463	3307	169
Tenth Supplemental	3/19/64	1568	1	M-30	967	2976	1043	3310	237
Eleventh Supplemental	11/4/66	1655	695	Q-32	6682	762	223	3549	129
Twelfth Supplemental	1/23/68	1691	531	N-33	219	2792	708	3542	315
Thirteenth Supplemental	7/2/70	1763	1167	D-35	80	2850	301	3687	23
Fourteenth Supplemental	11/5/70	1774	331	K-35	713	2858	3113	700	548
Fifteenth Supplemental	12/11/72	1869	196	O-37	998	2926	550	3786	96
Sixteenth Supplemental	5/28/75	1979	14	E-44	77	3005	511	4010	307
Seventeenth Supplemental	12/18/77	2072	683	L-51	1	3072	43	5002	436

	Date of	Bucks		Chester		Delaware		Montgomery
Indenture	Recording	Book	Page	Book	Page	Book	Page	Book	Page
Eighteenth Supplemental	4/29/77	2082	567	B-52	344	3078	728	5003	291
Nineteenth Supplemental	6/23/80	2303	714	J-62	92	3261	293	5030	502
Twentieth Supplemental	8/2/83	2487	370	D-72	1	96	810	5662	1045
Twenty-First Supplemental	8/27/85	2690	806	54	550	—	—	5864	1347
Twenty-First Supplemental	8/28/85	—	—	—	—	264	159	—	—
Twenty-Second Supplemental	4/22/86	2774	160	263	275	326	592	5944	360
Twenty-Third Supplemental	4/1/87	2960	693	—	—	—	—	—	—
Twenty-Third Supplemental	4/2/87	—	—	680	337	447	1807	6115	602
Twenty-Fourth Supplemental	7/25/88	3199	1095	1224	389	0593	0585	6324	143
Twenty-Fifth Supplemental	1/12/90	0136	0250	1848	205	731	1571	6538	376
Twenty-Sixth Supplemental	11/8/91	369	2190	2660	205	894	2241	6780	891
Twenty-Seventh Supplemental	6/29/92	0487	1829	3055	182	0969	2023	6918	302
Twenty-Eighth Supplemental	4/22/93	0652	1335	3542	1542	1081	0852	7112	0539
Twenty-Ninth Supplemental	3/30/95	1045	1872	3875	1368	1349	0829	7561	1155
Thirtieth Supplemental	8/30/95	1111	0798	3932	0471	1393	2255	7631	0689
Thirty-First Supplemental	7/11/97	1421	2196	4201	2133	1607	138	7968	779
Thirty-Second Supplemental	10/6/99	1939	421	4646	642	1936	1207	8548	1067
Thirty-Third Supplemental	11/30/99	1970	1573	4675	1272	1936	1207	85898	317
Thirty-Fourth Supplemental	10/31/01	2471	1207	5101	2142	2288	0174	9225	761

	Date of	Bucks		Chester		Delaware		Montgomery
Indenture	Recording	Book	Page	Book	Page	Book	Page	Book	Page
Thirty-Fifth Supplemental	1/10/02	2541	765	5152	818	2329	1019	9314	1079
Thirty-Sixth Supplemental	6/5/02	2731	1881	5296	356	2448	1862	9593	1416
Thirty-Seventh Supplemental	12/27/02	3036	1425	12/31/02 B-5514	1552	12/31/02 02631	0294	12/30/02 10018	0204
Thirty-Eighth Supplemental	11/9/04	4196	1557	11/23/04 B-6342	800	11/22/04 B-3348	1698	11/22/04 B-00020	0237
Thirty-Ninth Supplemental	5/18/05	4441	1471 #2005066104	5/19/05 6496	1375 #10534807	03487	0939 32005044507	0020	0688 2005069126
Fortieth Supplemental	12/27/05	4768	1853	12/23/05 6720	897 #10608829	12/23/05 03687	2206 #2005123053	12/29/05 11689	1156
Forty-first Supplemental	1/11/07	5250	1290 #2007004610	1/12/07 7058	820 #10720615	1/11/07 04002	2257	1/30/07 0225	00329 #2007005061
Forty-second Supplemental	12/13/07		#2007119080	12/13/07 7326	2091 #10809606	12/13/07 04262	1166 #2007105884	12/17/07 12287	02498-02544 #2007147147
Forty-third Supplemental	12/08/08	5961	2131 #2008099812	12/08/08 7556	1527 #10889672	12/08/08 4466	1185	12/08/08 12504	2585 #2008115955
Forty-fourth Supplemental	07/14/09	6158	2032 2009057188	07/13/09 7720	1563 #10943667	07/09/09 4579	1919 #2009042911	07/14/09 12659	894 #2009075197
Forty-fifth Supplemental	11/12/09	6266	1759	11/12/09 7808	255	11/12/09 4654	767	11/12/09 12735	2281

BERKS COUNTY

Indenture	Date of Recording	Book	Page
Original	8/16/99	3113	707
Thirty-Second Supplemental	10/6/99	3132	1510
Thirty-Third Supplemental	11/30/99	3149	1260
Thirty-Fourth Supplemental	10/31/01	3421	896
Thirty-Fifth Supplemental	1/10/02	3461	417
Thirty-Sixth Supplemental	6/4/02	3544	1357
Thirty-Seventh Supplemental	12/30/02	3664	0001
Thirty-Eighth Supplemental	11/30/04	4197	988
Thirty-Ninth Supplemental	5/18/05	04583	1017
Fortieth Supplemental	02/09/06	04782	1916
Forty-first Supplemental	1/11/07	05054	0013
Forty-second Supplemental	12/13/07	05272	1398 #2007073573
Forty-third Supplemental	12/09/08	Instr. #200805825
Forty-fourth Supplemental	07/14/09	Instr. #2009033415
Forty-fifth Supplemental	11/12/09	Instr. #2009053102

BRADFORD, COLUMBIA, LAWRENCE, MERCER, NORTHUMBERLAND, PIKE, SCHUYLKILL AND WAYNE COUNTIES

	BRADFORD		COLUMBIA		LAWRENCE			MERCER
	Date of	Instrument	Date of	Instrument	Date of			Date of
Indenture	Recording	No.	Recording	No.	Recording	Book	Page	Recording	Instrument No.
Thirty-Fifth Supplemental	12/21/01	200115497				1688	744
Thirty-Sixth Supplemental	07/04/02	200207151
Thirty-Seventh Supplemental	12/30/02	200216472
Thirty-Eighth Supplemental	11/22/04	200415112	11/30/04	200413567	11/24/04	1992	0291	11/24/04	2004020435
Thirty-Ninth Supplemental	5/16/05	200504827	5/18/05	200505042	5/16/2005	2032	200 #005488	5/13/05	2005-7340
Fortieth Supplemental	12/23/05	200594992	12/23/05	200513981	12/27/05	2088	0934 #015325	12/27/05	2005-00020320
Forty-first Supplemental	1/12/07	200700440	1/17/07	200700636	1/11/07	2007	000466	1/12/07	2007- 00000583
Forty-second Supplemental	12/18/07	200714762	12/20/07	200712896	12/17/07	2007	013275	12/14/07	2007 00016849
Forty-third Supplemental	12/10/08	200821178	12/11/08	200812596	12/12/08	2008	00014552	12/12/08	2008 00014552
Forty-fourth Supplemental	07/09/09	200914068	07/10/09	200906468	07/14/09	2009	005608	07/09/09	2009 00007283
Forty-fifth Supplemental	11/12/09	200924720	11/12/09	200910768	11/13/09	2009	009439	11/12/09	2009 00012159

	NORTHUMBERLAND			PIKE			SCHUYLKILL			WAYNE
	Date of			Date of			Date of			Date of
Indenture	Rec.	Book	Page	Rec.	Book	Page	Rec.	Book	Page	Rec.	Book	Page
Thirty-Fifth Supplemental		1404	246		1909	2328		1413	1		1911	1
Thirty-Sixth Supplemental		1445	028					1584	0259
Thirty-Seventh Supplemental	12/30/02	1500	911	12/30/02	1959	2447	12/27/02	2022	1006	12/30/02	2136	148
Thirty-Eighth Supplemental	11/22/04	1714	748	11/23/04	2081	1757	11/24/04	2126	569	11/23/04	2658	252
Thirty-Ninth Supplemental	5/18/05	1761	50 #200509076	5/17/05	2109	2201 #200500008491	5/18/05	2150	1871-1919 #200500010263	5/16/05	Vol. 2769	1 #200500004960
Fortieth Supplemental	12/2705	1828	571	12/27/05	2151	1334	12/23/05	2184	875	12/27/05	2944	243
Forty-first Supplemental	1/11/07	1933	634 #200700696	1/12/07	2214	472-515 #200700000749	1/11/07	2238	798-840 #200700000686	1/16/07	3216	229-272 #200700000492
Forty-second Supplemental	12/17/07	2024	953 #200721572	12/19/07	2261	175 #200700018937	12/18/07	2285	473 #200700022991	12/18/07	3433	1 #200700013194
Forty-third Supplemental	12/10/08	Instr. #200819618		12/18/08	2296	268	12/10/08	2324	2159	12/09/08	3633	1 1-45
Forty-fourth Supplemental	07/14/09	2160	680 #200910564	07/14/09	2313	2050 #200900007071	07/10/09	2344	842 #200900009544	07/10/09	3777	204 #200900007610
Forth-fifth Supplemental	11/12/09	Instr. #200917348		11/13/09	2323	2637	11/12/09	2356	1104	11/12/09	3888	185

ADAMS, CARBON, CUMBERLAND, FOREST, JUNIATA, LACKAWANNA, LUZERNE, MONROE, NORTHAMPTION, SNYDER, SUSQUEHANNA AND WYOMING COUNTIES

	ADAMS			CARBON			CUMBERLAND			FOREST
	Date of			Date of			Date of			Date of
Indenture	Rec.	Book	Page	Rec.	Book	Page	Rec.	Book	Page	Rec.	Book	Page
Thirty-Eighth Supplemental	11/23/04	3781	1	11/30/04	200416309		11/22/04	2004047145		11/29/04	231	306
Thirty-Ninth Supplemental	5/19/05	3970	54	5/18/05	1330	689 #200505926	5/13/05	1907	0247	5/16/05	234	345 #478
Fortieth Supplemental	12/28/05	4261	162	12/27/05	1408	576	12/27/05	1935	3233	12/27/05	0238	0304
Forty-first Supplemental	1/11/07	4707	2081 #2007000007	1/12/07	1540	548 #200700596	1/11/07	1979	0482	1/09/07	0244	0362 #2007000022
Forty-second Supplemental	12/17/07	5062	223 200700023048	12/18/07	1650	261 #200715671	12/14/07	200746336		12/18/07	250	219 #2007-1339
Forty-third Supplemental	12/10/08	5312	110 200800020691	12/11/08	1735	864 #7520A3.03	12/11/08	200839447		12/08/08	255	548 #200800142
Forty-fourth Supplemental	07/13/09	5390	643 200900011159	07/10/09	1778	883 #200905920	07/10/09	200924123		07/13/09	258	466
Forth-fifth Supplemental	11/13/09	5431	12	11/12/09	1805	605	11/13/09	200938300		11/13/09	260	659

	JUNIATA			LACKAWANNA			LUZERNE			MONROE
	Date of			Date of			Date of			Date of
Indenture	Rec.	Book	Page	Rec.	Book	Page	Rec.	Book	Page	Recording	Book	Page
Thirty-Eighth Supplemental	11/22/04	345	1047	11/29/04	#200441665		11/23/04	3004	294775	11/24/04	2208	7674
Thirty-Ninth Supplemental	5/13/05	354	0049 #2005-1512	5/16/05	#200512642		5/17/05	3005	117727 #5637329	5/18/05	2225	8444 #200521128
Fortieth Supplemental	12/22/05	0365	1028	12/23/05	#20536270		12/28/05	3005	349088 #5677739	12/27/05	2252	9105 #200560314

	JUNIATA			LACKAWANNA			LUZERNE			MONROE
Forty-first Supplemental	1/09/07	385	0188	1/12/07	#200701277		1/16/07	3007	13425	11/06/07	2320	4708
Forty-second Supplemental	12/13/07	401	0847 #20073981	12/17/07	#200734133		12/17/07	3007	328532 #5799531	12/17/07	2323	4362 #200745976
Forty-third Supplemental	12/08/08	418	356 #2008004757	12/11/08	#200829528		12/11/08	3008	262977 #5850129	12/08/08	2346	263 #200834800
Forty-fourth Supplemental	07/13/09	428	403	07/10/09	#200917720		07/14/09	3009	137259 #5877023	07/14/09	2356	6497 #200917344
Forty-fifth Supplemental	11/13/09	Instr. #2009003349		11/12/09	#200928049		11/12/09	3009	#225655	11/13/09	2362	5600

	NORTHAMPTON			SNYDER			SUSQUEHANNA			WYOMING
	Date of			Date of			Date of			Date of
Indenture	Rec.	Book	Page	Rec.	Book	Page	Rec.	Book	Page	Rec.	Book	Page
Thirty-Eighth Supplemental	11/22/04	2004-1	452932	11/24/04	631	0001	11/24/04	Instr. #200411624		11/24/04	0513	0774
Thirty-Ninth Supplemental	5/17/05	2005-1	182906 #2005026917	5/17/05	650	135 #2005028880	5/16/05	Instr. #200504384		5/18/05	0522	1289
Fortieth Supplemental	12/23/05	2005-1	521563	12/27/05	677	684	12/22/05	Instr. #200512620		12/22/05	0536 #2005004922	0748
Forty-first Supplemental	1/19/07	2007-1	25009 #2007003204	1/11/07	724	734 #200700240	1/10/07	Instr. #200700387		1/10/07	0558	0959
Forty-second Supplemental	12/17/07	2007-1	446608 #2007057981	12/18/07	763	178 #200707447	12/17/07	Instr. #200713519		12/18/07	#2007	5154
Forty-third Supplemental	12/09/08	2008-1	320419	12/12/08	803	217 #220807546	12/09/08	Instr. #200818392		12/10/08	#2008	6990
Forty-fourth Supplemental	07/10/09	2009-1	177314 #2009024436	07/14/09	827	786 #200904115	07/09/09	Instr. #200911054		07/10/09	#2009	4233
Forty-fifth Supplemental	11/12/09	2009-1	#284944	11/12/09		#200906458	11/13/09	Instr. #2009016907		11/12/09	#2009	9004
LEHIGH AND CRAWFORD COUNTIES

	LEHIGH			CRAWFORD
Indenture	Date of Rec.	Book	Date of Rec.	Book	Page
Forty-first Supplemental	1/10/07	7390692	1/11/07	856	177 #200700000444
Forty-second Supplemental	12/14/07	7455854	12/14/07	905	577 #200700015228
Forty-third Supplemental	12/09/08	2008001239	12/10/08	948	860 #200800012935
Forty-fourth Supplemental	07/10/09	2009027356	07/13/09	971	685 #200900006196
Forty-fifth Supplemental	11/13/09	2009044872	11/12/09	986	1277

CLARION, VENANGO AND WARREN COUNTIES

	CLARION			VENANGO			WARREN
Indenture	Date of Rec.	Book	Page	Date of Rec.	Book	Page	Date of Rec.	Book	Page
Forty-third Supplemental
Forty-fourth Supplemental	07/10/09	0790	0674 #2009-3120	07/13/09	544	184 #2009003193	07/09/09	1921	4 #2009-2683
Forty-fifth Supplemental	11/12/09	Instr. #2009-5388		11/12/09	Instr. #2009005802		11/13/09	1953	188

EXHIBIT C

		DEED	TAX	DEED
COUNTY	GRANTOR	DATE	PARCEL NO.	BOOK	PAGE
Wayne	Gouldsboro Water Company and William & Kathryn Stocoski	12/29/2008	14-0-0370-0044

Wyoming	W.P. Water Company, Inc. aka (Washington Park)	3/31/2009	27-71.0-134-00 and 27-71.0-97-00-00-43

Wyoming	W.P. Sanitary Company, Inc. (aka Washington Park)	3/31/2009	27-71.0-97-03-PU-0

Luzerne	W.P. Water Company (aka Washington Park)	3/31/2009	35-D9S4-002-012	3009	68695

Warren	Thomas E. Eaton; James A. Eaton and Clarendon Water Company	4/29/2009	WN-008-6497

Warren	Thomas E. Eaton; James A. Eaton and Clarendon Water Company	4/29/2009	WN-868-8355

Warren	Thomas E. Eaton; James A. Eaton and Clarendon Water Company	4/29/2009	WN-868-6798

Warren	Thomas E. Eaton; James A. Eaton and Clarendon Water Company	4/29/2009	WN-868-9113

Warren	Thomas E. Eaton; James A. Eaton and Clarendon Water Company	4/29/2009	WN-869-4421

Snyder	Kratzerville Municipal Authority	5/28/2009	08-01-075

Snyder	Kratzerville Municipal Authority	5/28/2009	08-02-048

Snyder	Kratzerville Municipal Authority	5/28/2009	08-01-082

C-1